Exhibit 4.1

TPG OPERATING GROUP II, L.P.,

as Issuer

the Guarantors party hereto from time to time

SUBORDINATED INDENTURE

Dated as of March 4, 2024

U.S. Bank Trust Company, National Association

as Trustee

Table Showing Reflection in Indenture of Certain Provisions

of Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990

Reflected in Indenture

Trust Indenture Act Section		Indenture Section
§ 310	(a)(1)	909
	(a)(2)	909
	(a)(3)	Not Applicable
	(a)(4)	Not Applicable
	(a)(5)	Not Applicable
	(b)	908
§ 311	(a)	913
	(b)	913
§ 312	(a)	1001, 1002
	(b)	1002
	(c)	1002
§ 313	(a)	1003
	(b)	1003
	(c)	1003
	(d)	1003
§ 314	(a)	1004
	(a)(4)	504
	(b)	Not Applicable
	(c)(1)	1501
	(c)(2)	1501
	(c)(3)	Not Applicable
	(d)	Not Applicable
	(e)	1501
§ 315	(a)	901
	(b)	902
	(c)	901
	(d)	901
	(e)	813
§ 316	(a)	101, 103
	(a)(1)(A)	807, 811
	(a)(1)(B)	812
	(a)(2)	Not Applicable
	(b)	808
	(c)	1503

Trust Indenture Act Section		Indenture Section
§ 317	(a)(1)	804
	(a)(2)	804
	(b)	503
§ 318	(a)	103

NOTE: This table shall not, for any purpose, be deemed to be a part of the Indenture.

Section 318(c) of the Trust Indenture Act provides that the provisions of Sections 310 to and including 317 of the Trust Indenture Act are a part of and govern every qualified indenture, whether or not physically contained therein.

i

Section 811.	Control by Holders	47
Section 812.	Waiver of Past Defaults	47
Section 813.	Undertaking for Costs	47
Section 814.	Waiver of Usury, Stay or Extension Laws	48
Section 815.	Restoration of Rights and Remedies	48

ARTICLE IX
THE TRUSTEE

Section 901.	Certain Duties and Responsibilities of Trustee	48
Section 902.	Notice of Defaults	49
Section 903.	Certain Rights of Trustee	50
Section 904.	Not Responsible for Recitals or Issuance of Securities	52
Section 905.	May Hold Securities	52
Section 906.	Money Held in Trust	52
Section 907.	Compensation and Reimbursement	52
Section 908.	Conflicting Interests	53
Section 909.	Corporate Trustee Required; Eligibility	54
Section 910.	Resignation and Removal; Appointment of Successor	54
Section 911.	Acceptance of Appointment by Successor	56
Section 912.	Merger, Conversion, Consolidation or Succession to Business	57
Section 913.	Preferential Collection of Claims Against Company	57
Section 914.	Trustee’s Application for Instructions from the Company	58

ARTICLE X
HOLDERS’ LISTS AND REPORTS BY THE TRUSTEE,
THE COMPANY AND THE GUARANTORS

Section 1001.	Company to Furnish Trustee Names and Addresses of Holders	58
Section 1002.	Preservation of Information; Communications to Holders	58
Section 1003.	Reports by Trustee	59
Section 1004.	Reports by the Company and the Guarantors	59

ARTICLE XI
SUPPLEMENTAL INDENTURES

Section 1101.	Supplemental Indentures Without Consent of Holders	59
Section 1102.	Supplemental Indentures With Consent of Holders	61
Section 1103.	Execution of Supplemental Indentures	63
Section 1104.	Effect of Supplemental Indentures	63
Section 1105.	Conformity with Trust Indenture Act.	63
Section 1106.	Notice of Supplemental Indenture; Reference in Securities to Supplemental Indentures	63
Section 1107.	Subordination Unimpaired	64

ARTICLE XII
SATISFACTION AND DISCHARGE

Section 1201.	Satisfaction and Discharge of Indenture	64
Section 1202.	Application of Trust Money	65

ARTICLE XIII
DEFEASANCE AND COVENANT DEFEASANCE

Section 1301.	Company’s Option to Effect Defeasance or Covenant Defeasance	66
Section 1302.	Defeasance and Discharge	66
Section 1303.	Covenant Defeasance	67
Section 1304.	Conditions to Defeasance or Covenant Defeasance	67
Section 1305.	Deposited Money and Government Obligations to Be Held in Trust; Miscellaneous Provisions	70
Section 1306.	Reinstatement	70

ARTICLE XIV
SUBORDINATION

Section 1401.	Agreement to Subordinate	71
Section 1402.	Rights of Senior Indebtedness in the Event of Insolvency, Etc., of the Company	71
Section 1403.	Payment Over of Proceeds Received on Securities	72
Section 1404.	Payments to Holders	73
Section 1405.	Holders of Securities Authorize Trustee to Effectuate Subordination of Securities	74
Section 1406.	Notice to Trustee	74
Section 1407.	Trustee May Hold Senior Indebtedness	74
Section 1408.	Trustee Not Fiduciary for Holders of Senior Indebtedness	75
Section 1409.	Reliance on Judicial Order or Certificate of Liquidating Agent	75
Section 1410.	Applicability of Article XV to Paying Agents	75

ARTICLE XV
MISCELLANEOUS PROVISIONS

Section 1501.	Compliance Certificates and Opinions	75
Section 1502.	Form of Documents Delivered to Trustee	76
Section 1503.	Acts of Holders; Record Dates	77
Section 1504.	Notices, Etc., to Trustee, Company and Guarantors	79
Section 1505.	Notice to Holders; Waiver	79
Section 1506.	Effect of Headings and Table of Contents	79
Section 1507.	Successors and Assigns	80
Section 1508.	Separability Clause	80
Section 1509.	Benefits of Indenture	80
Section 1510.	Governing Law	80
Section 1511.	Securities in a Foreign Currency	80

Section 1512.	Judgment Currency	81
Section 1513.	Legal Holidays	81
Section 1514.	No Recourse Against Others	82
Section 1515.	WAIVER OF JURY TRIAL	82
Section 1516.	U.S.A. Patriot Act.	82
Section 1517.	Execution in Counterparts	82

v

INDENTURE, dated as of March 4, 2024, among TPG OPERATING GROUP II, L.P., a Delaware limited partnership (the “Company”), each of the Guarantors named herein (the “Guarantors”) and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as Trustee (the “Trustee”).

RECITALS

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured subordinated debt securities (herein called the “Securities”), to be issued in one or more series as provided in this Indenture.

Each Guarantor has duly authorized the execution and delivery of this Indenture to provide for its guarantee of the Securities (the “Guarantees”).

This Indenture is subject to the provisions of the Trust Indenture Act (as defined herein) that are deemed to be incorporated into this Indenture and shall, to the extent applicable, be governed by such provisions.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders (as defined herein) thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities or of any series thereof, as follows:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 101. Definitions.

Unless otherwise expressly provided in any Officer’s Certificate (as defined herein), any supplemental indenture hereto or any Company Resolution (as defined herein) with respect to any series of Securities, the terms set forth in this Article I shall have the meanings assigned to them in this Article I.

“Act” when used with respect to any Holder, has the meaning specified in Section 1503.

“Additional Amounts” shall mean any additional amounts which are required hereby or by any Security, under circumstances specified herein or therein, to be paid by the Company, in respect of certain taxes, assessments or other governmental charges imposed on Holders specified therein and which are owing to such Holders.

“Additional Securities” has the meaning set forth in Section 201.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Premium Deficit” has the meaning specified in Section 1304(1).

“Applicable Procedures” means, with respect to a Depositary, as to any matter at any time, the policies and procedures of such Depositary, if any, that are applicable to such matter at such time.

“Assignment Form” has the meaning set forth in Section 207(1).

“Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state or foreign law for the relief of debtors.

“Board of Directors” means with respect to any Person, (i) in the case of any corporation, the board of directors of such Person, (ii) in the case of any limited liability company, the board of managers, board of directors, manager or managing member of such Person or the functional equivalent of the foregoing, (iii) in the case of any partnership, the board of directors, board of managers, manager or managing member of a general partner of such Person or the functional equivalent of the foregoing, (iv) in any other case, the functional equivalent of the foregoing, (v) any duly authorized committee of any such board, (vi) any committee of officers of the Company or (vii) any officer of the Company, acting, in the case of clause (vi) or (vii), pursuant to authority granted by such board.

“Business Day” means any day, other than a Saturday or Sunday, which is not a day on which banking institutions or trust companies are authorized or obligated by law, regulation or executive order to close in the place where the principal of and premium, if any, and interest on, or any Redemption Price or repurchase price of, the Securities are payable.

“Clearstream” means Clearstream Banking, S.A., or its successor.

“Commission” means the U.S. Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” means the Person named as the “Company” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Request” or “Company Order” means a written request or order signed by or on behalf of the Company by any Officer (or any Person designated in writing as authorized to execute and deliver Company Requests and Company Orders), and delivered to the Trustee.

“Company Resolution” means a copy of one or more resolutions or consents certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors of the Company and to be in full force and effect on the date of such certification and delivered to the Trustee.

“Corporate Trust Office” means the principal office of the Trustee at which, at any particular time, its corporate trust business shall be conducted, which office is located as of the date of this Indenture at 100 Wall Street, Suite 600, New York, New York 10005, or at any other time at such other address as the Trustee may designate from time to time by notice to the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Company).

“Covenant Defeasance” has the meaning specified in Section 1303.

“Credit Group” means the Credit Parties and the Credit Parties’ direct and indirect Subsidiaries (to the extent of their economic ownership interest in such Subsidiaries) taken as a whole.

“Credit Parties” means the Company and the Guarantors.

“Custodian” means any custodian, receiver, trustee, assignee, liquidator or other similar official under any Bankruptcy Law.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Defaulted Interest” has the meaning specified in Section 209.

“Defeasance” has the meaning specified in Section 1302.

“Depositary” means a clearing agency registered under the Exchange Act that is designated to act as Depositary for the Securities.

“Dollars” means the currency of the United States of America.

“DTC” means The Depository Trust Company, a New York corporation, or its successor.

“Euroclear” means Euroclear Bank, S.A./N.V., or its successor, as operator of the Euroclear system.

“Event of Default” has the meaning specified in Section 801.

“Exchange Act” means the U.S. Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time.

“Expiration Date” has the meaning specified in Section 1503.

“Foreign Currency” means any currency or currency unit issued by a government other than the government of the United States of America.

“Foreign Government Obligation” has the meaning specified in Section 1304(1).

“GAAP” means generally accepted accounting principles in the United States (including, if applicable, International Financial Reporting Standards) as in effect from time to time.

“Global Security” means a Security that evidences all or part of the Securities of any series and bears the legend(s) as may be specified as contemplated by Section 201 for such Securities.

“Guarantees” has the meaning specified in the second recital of this Indenture and more particularly means any Guarantee made by each of the Guarantors as set forth in Article VII hereof.

“Guarantors” means (i) each of the Persons listed on Schedule I attached hereto and (ii) in the future, any New TPG Entity that becomes a Guarantor pursuant to Article VII, but in each case excluding Persons who cease to be Guarantors in accordance with this Indenture.

“Holder” means a Person in whose name a Security is registered in the Security Register.

“Indebtedness” means (i) any obligation of, or any obligation guaranteed by, the Company or any Guarantor for which such Person is responsible or liable as obligor or otherwise including principal, premium, if any, and interest (whether accruing before or after filing of any petition in bankruptcy or any similar proceedings by or against the Credit Parties and whether or not allowed as a claim in bankruptcy or similar proceedings) for (a) indebtedness for money borrowed, (b) indebtedness evidenced by securities, bonds, debentures, notes or other similar written instruments, (c) any deferred obligation for the payment of the purchase price or conditional sale obligation of property or assets acquired other than in the ordinary course of business, (d) all obligations for the reimbursement of any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction, (e) all obligations under “keep-well” agreements required by insurance regulators or (f) any obligation referred to in (a) through (e) above of other persons secured by any lien on any property or asset of the Company or any Guarantor (to the extent of the value of such property or asset subject to such lien) and (ii) all indebtedness for obligations to make payment in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts (including future or options contracts), swap agreements, cap agreements, repurchase and reverse repurchase agreements and similar arrangements, whether outstanding on the date of first issuance of the Securities or thereafter created, assumed or incurred.

“Indenture” means this Indenture as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this Indenture and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this Indenture and any such supplemental indenture, respectively.

“Insignificant Guarantor” means a Guarantor (or a group of Guarantors taken together) that would not, on a combined and consolidated basis and taken as a whole together with all then-existing Non-Guarantor Entities designated pursuant to clause (ii) of the definition of Non-Guarantor Entity set forth in Section 710, constitute a Significant Subsidiary.

“interest” means, when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, interest payable after Maturity.

“Interest Payment Date” means, when used with respect to any Security, the Stated Maturity of an installment of interest on such Security.

“Internal Revenue Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

“Judgment Currency” has the meaning specified in Section 1512.

“Junior Indebtedness” means any Indebtedness, whether outstanding on the date of the first issuance of Securities of a series or thereafter created, assumed or incurred, which specifically by its terms ranks junior to and not equally with or prior to such Securities (and any Parity Indebtedness) in right of payment upon the Issuer’s or any Guarantor’s dissolution, winding-up, liquidation, reorganization or similar events. The securing of any Indebtedness in compliance with the Indenture, otherwise constituting Junior Indebtedness, shall not be deemed to prevent such Indebtedness from constituting Junior Indebtedness.

“Maturity” means, when used with respect to any Security, the date on which the principal of such Security or an installment of principal becomes due and payable as herein or therein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise (but excluding any provision providing for the repurchase of such Security at the option of the Holder thereof upon the happening of any contingency beyond the control of the Company unless such contingency has occurred).

“New TPG Entity” means any direct or indirect Subsidiary of the Parent Guarantor other than (i) a then-existing Guarantor or (ii) any Person in which the Parent Guarantor directly or indirectly owns its interest through one or more then-existing Guarantors (other than the Parent Guarantor).

“Non-Guarantor Entity” means any Person so designated by the Company pursuant to Section 710.

“Non-Guarantor Limitation” has the meaning specified in Section 710.

“Non-U.S. Person” means any Person other than a “U.S. person” as that term is defined in Section 6010 of the Internal Revenue Code.

“Notice of Default” means a written notice of the kind specified in Section 801.

“Obligations” has the meaning specified in Section 701.

“obligor” has the meaning given to such term in the Trust Indenture Act.

“Officer” means any President, Chairman, Chief Executive Officer, Co-Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Chief Legal Officer, General Counsel, Chief Risk Officer, Chief Accounting Officer, Treasurer, Assistant Treasurer, Managing Director, Director, Vice President, Secretary or Assistant Secretary of the Company or any Guarantor (or any sole or managing member or general partner of any Guarantor or ultimate general partner, sole or managing member of such member or general partner), as the case may be.

“Officer’s Certificate” means a certificate signed by an Officer of the Company or any Guarantor (or any sole or managing member or general partner of any Guarantor or ultimate general partner, sole or managing member of such member or general partner), as the case may be, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel (who may be counsel for, including an employee or Officer of, the Company or for any Guarantor) and who shall be reasonably acceptable to the Trustee; provided, however, that no such Opinion of Counsel shall be required in the case of any supplemental indenture executed and delivered concurrently with the original execution and delivery of this Indenture.

“Original Issue Discount Security” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 802.

“Outstanding” means, when used with respect to Securities, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(1) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(2) Securities for which payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if any Credit Party or any of their Subsidiaries shall act as Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(3) Securities as to which Defeasance has been effected pursuant to Article XIII;

(4) Securities which have been paid or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to Section 208, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company; and

(5) Securities as to which any property deliverable upon conversion thereof has been delivered (or such delivery has been made available), or as to which any other particular conditions have been satisfied, in each case as may be provided for such Securities as contemplated in Section 201;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder as of any date, (A) the principal amount of an Original Issue Discount Security which shall be deemed to be Outstanding shall be the amount of the principal thereof which would be due and payable as of such date upon acceleration of the Maturity thereof to such date pursuant to Section 802, (B) if, as of such date, the principal amount payable at the Stated Maturity of a Security is not determinable, the principal amount of such Security which shall be deemed to be Outstanding shall be the amount as specified or determined as contemplated by Section 201, (C) the principal amount of a Security denominated in one or more Foreign Currencies which shall be deemed to be Outstanding shall be the Dollar equivalent, determined in accordance with Section 1511 or as otherwise contemplated by Section 201, of the principal amount of such Security (or, in the case of a Security described in clause (A) or (B) above, of the amount determined as provided in such clause) and (D) Securities owned by the Company, any Guarantor or any other obligor upon the Securities or any Affiliate of the Company, any Guarantor or any such other obligor shall be disregarded and deemed not to be Outstanding (except with respect to any such request, demand, authorization, direction, notice, consent, waiver or other action hereunder that requires the consent of the Holder of each Outstanding Security of such series affected thereby pursuant to the terms of this Indenture), except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Securities which a Responsible Officer actually knows to be so owned shall be so disregarded. Securities so owned by the Company or any Affiliate of the Company which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company, any Guarantor or any other obligor upon the Securities or any Affiliate of the Company, any Guarantor or such other obligor.

“Parent Guarantor” means TPG Inc., a Delaware corporation, or any successor thereto.

“Parity Indebtedness” means Indebtedness, whether outstanding on the date of first issuance of Securities of a series or thereafter created, assumed or incurred, which specifically by its terms ranks equally with and not prior to such Securities (and any other Parity Indebtedness) in right of payment upon the Issuer’s or any Guarantor’s dissolution, winding-up, liquidation, reorganization or similar events. The securing of any Indebtedness in compliance with the Indenture, otherwise constituting Parity Indebtedness, shall not be deemed to prevent such Indebtedness from constituting Parity Indebtedness.

“Paying Agent” means any Person authorized by the Company to pay the principal of or premium, if any, or interest on any Securities on behalf of the Company or any Guarantor, who shall initially be the Trustee.

“Permitted Jurisdictions” has the meaning specified in Section 601(1)(A).

“Person” means an individual, a corporation, a partnership, a limited liability company, a limited liability partnership, an association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.

“Place of Payment” means, when used with respect to the Securities of any series, the place or places where the principal of and premium, if any, and interest on the Securities of such series are payable as specified as contemplated by Section 201.

“Predecessor Security” means, with respect to any particular Security, every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 208 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Record Date” means, for the interest payable on any Interest Payment Date on the Securities of any series, the date specified for that purpose as contemplated by Article II.

“Redemption Date” means, when used with respect to the Securities of any series, the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price” means, when used with respect to the Securities of any series, the price at which it is to be redeemed pursuant to this Indenture.

“Repayment Date” means, when used with respect to a Security to be repaid at the option of a Holder, the date fixed for such repayment by or pursuant to this Indenture.

“Required Currency” has the meaning specified in Section 1512.

“Responsible Officer” means with respect to the Trustee, any officer assigned to the Corporate Trust Department of the Trustee located at the Corporate Trust Office of the Trustee, who shall have direct responsibility for the administration of this Indenture and, for the purposes of Section 901(3)(B), shall also include any other officer of the Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Securities Act” means the U.S. Securities Act of 1933 and any successor statute thereto, in each case as amended from time to time.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 206, which shall initially be U.S. Bank Trust Company, National Association.

“Senior Indebtedness” means all Indebtedness, whether outstanding on the date of the first issuance of Securities of a series or thereafter created, assumed or incurred, except Parity Indebtedness, Junior Indebtedness and any deferrals, renewals or extensions of such Senior Indebtedness. Senior Indebtedness does not include obligations to trade creditors created or assumed by the Credit Parties in the ordinary course of business, which will rank pari passu with the Securities and the Guarantees in right of payment upon liquidation.

“Significant Subsidiary” means a “significant subsidiary” (as such term is defined in Rule 1-02(w) of Regulation S-X under the Securities Act or any successor provision) of the Parent Guarantor.

“Special Record Date” means, for the payment of any Defaulted Interest, a date fixed by the Trustee pursuant to this Indenture.

“Stated Maturity” means, when used with respect to any Security or any installment of principal thereof or interest thereon, the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

“Subsidiary” of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of capital stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

“Substantially All Merger” means a merger or consolidation of one or more Credit Parties with or into another Person that would, in one or a series of related transactions, result in the transfer or other disposition, directly or indirectly, of all or substantially all of the combined assets of the Credit Group taken as a whole to a Person that is not within the Credit Group immediately prior to such transaction.

“Substantially All Sale” means a sale, assignment, transfer, lease or conveyance to any other Person, in one or a series of related transactions, directly or indirectly, of all or substantially all of the combined assets of the Credit Group taken as a whole to a Person that is not within the Credit Group immediately prior to such transaction.

“Successor Party” has the meaning specified in Section 601(1)(A).

“TPG Inc.” means TPG Inc., a Delaware corporation, together with its successors and assigns.

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that, in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Trustee” means U.S. Bank Trust Company, National Association, or any successor thereto.

“U.S. Government Obligation” has the meaning specified in Section 1304(1).

Section 102. Rules of Construction.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms defined in this Article I have the meanings assigned to them in this Article I and include the plural as well as the singular;

(2) all other terms used herein which are defined in the Trust Indenture Act or by Commission rule under the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

(4) unless the context otherwise requires, any reference to an “Article,” a “Section” or a “Schedule” refers to an Article, a Section or a Schedule, as the case may be, of this Indenture;

(5) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(6) “including” means including without limitation;

(7) “or” is not exclusive;

(8) when used with respect to any Security, the words “convert,” “converted” and “conversion” are intended to refer to the right of the Holder, the Company or the Guarantors to convert or exchange such Security into or for securities or other property in accordance with such terms, if any, as may be specified for such Security as contemplated by Section 201, and these words are not intended to refer to any right of the Holder, the Company or the Guarantors to exchange such Security for other Securities of the same series and of like tenor pursuant to Section 205, 206, 208, 307 or 1106 or other similar provisions of this Indenture, unless the context otherwise requires; and references herein to the terms of any Security that may be converted mean such terms as may be specified for such Security as contemplated in Section 201; and

(9) unless otherwise provided, references to agreements and other instruments shall be deemed to include all amendments and other modifications to such agreements and instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Indenture.

Section 103. Conflict with Trust Indenture Act.

If any provision of this Indenture limits, qualifies or conflicts with a provision of the Trust Indenture Act which is required under the Trust Indenture Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

ARTICLE II

THE SECURITIES

Section 201. Amount Unlimited; Issuable in Series.

The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series. There shall be established in or pursuant to (a) an Officer’s Certificate of the Company detailing such establishment, or (b) one or more indentures supplemental hereto, prior to the issuance of Securities of any series:

(1) the title of the Securities of the series (which shall distinguish the Securities of the series from Securities of any other series);

(2) the limit, if any, on the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 205, 206, 208, 307 or 1106 of this Indenture and except for any Securities which, pursuant to Section 204 of this Indenture, are deemed never to have been authenticated and delivered hereunder) or aggregate offering price;

(3) the Person to whom any interest on a Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Record Date for such interest;

(4) the date or dates on which the principal of any Securities of the series is payable or the method used to determine or extend those dates;

(5) the rate or rates at which any Securities of the series shall bear interest, if any, the date or dates from which any such interest shall accrue, the Interest Payment Dates on which any such interest shall be payable and the Record Date for any such interest payable on any Interest Payment Date;

(6) the place or places where the principal of and premium, if any, and interest on any Securities of the series shall be payable and the manner in which any payment may be made;

(7) the period or periods within which, the price or prices at which and the terms and conditions upon which any Securities of the series may be redeemed, in whole or in part, at the option of the Company and, if other than by a Company Resolution, the manner in which any election by the Company to redeem the Securities shall be evidenced;

(8) the obligation, if any, of the Company to redeem or purchase any Securities of the series pursuant to any sinking fund or at the option of the Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which any Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(9) if other than denominations of $25 and any integral multiple of $25 in excess thereof, the denominations in which any Securities of the series shall be issuable;

(10) if the amount of principal of or premium, if any, or interest on any Securities of the series may be determined with reference to a financial or economic measure or index or pursuant to a formula, the manner in which such amounts shall be determined;

(11) if other than Dollars, the Foreign Currency or Foreign Currencies in which the principal of or premium, if any, or interest on any Securities of the series shall be payable and the manner of determining the equivalent thereof in the currency of the United States of America for any purpose, including for purposes of the definition of “Outstanding” in Section 101;

(12) if the principal of or premium, if any, or interest on any Securities of the series is to be payable, at the election of the Company or the Holder thereof, in one or more currencies or currency units other than that or those in which such Securities are stated to be payable, the currency, currencies or currency units in which the principal of or premium, if any, or interest on such Securities as to which such election is made shall be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount shall be determined);

(13) if other than the entire principal amount thereof, the portion of the principal amount of any Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 802;

(14) if the principal amount payable at the Stated Maturity of any Securities of the series will not be determinable as of any one or more dates prior to the Stated Maturity, the amount which shall be deemed to be the principal amount of such Securities as of any such date for any purpose thereunder or hereunder, including the principal amount thereof which shall be due and payable upon any Maturity other than the Stated Maturity or which shall be deemed to be Outstanding as of any date prior to the Stated Maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);

(15) if other than by a Company Resolution, the manner in which any election by the Company to defease any Securities of the series pursuant to Section 1302 or Section 1303 shall be evidenced; whether any Securities of the series other than Securities denominated in Dollars and bearing interest at a fixed rate are to be subject to Section 1302 or Section 1303; or, in the case of Securities denominated in Dollars and bearing interest at a fixed rate, if applicable, that the Securities of the series, in whole or any specified part, shall not be defeasible pursuant to Section 1302 or Section 1303 or both such Sections;

(16) if applicable, that any Securities of the series shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective Depositaries for such Global Securities, the form of any legend or legends which shall be borne by any such Global Security and any circumstances in addition to or in lieu of those set forth in clause (2) of the last paragraph of Section 206 in which any such Global Security may be exchanged in whole or in part for Securities registered, and any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the Depositary for such Global Security or a nominee thereof and any other provisions governing exchanges or transfers of such Global Security;

(17) any addition to, deletion from or change in the Events of Default which applies to any Securities of the series and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 802;

(18) any addition to, deletion from or change in the covenants set forth in Article V which applies to Securities of the series;

(19) if the Securities of the series are to be convertible into or exchangeable for cash and/or any securities or other property of any Person (including the Company), the terms and conditions upon which such Securities will be so convertible or exchangeable;

(20) whether the Securities of the series will be guaranteed by any Person or Persons other than the Guarantors and, if so, the identity of such Person or Persons, the terms and conditions upon which such Securities shall be guaranteed and, if applicable, the terms and conditions upon which such guarantees may be subordinated to other indebtedness of the respective guarantors;

(21) if other than U.S. Bank Trust Company, National Association is to act as Trustee for the Securities of such series, the name and Corporate Trust Office of such Trustee;

(22) if any of the Securities of such series will be issued as Original Issue Discount Securities, the terms on which such Securities of the series will be issued as Original Discount Securities and the portion of the principal amount as shown on the face of those Securities that shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 802 or at the time of any prepayment of those Securities or the method or methods for determining that portion of that principal amount payable at any of those times;

(23) if Additional Amounts will be payable to Holders of Securities of such series pursuant to Section 215, the terms (other than the terms expressly set forth in Section 215) upon, and conditions under, which such Additional Amounts will be payable;

(24) the right, if any, of the Company to defer interest payments or to extend the interest payment period of such series of Securities, including the maximum duration of any such deferral or deferrals or any such extension or extensions, the Additional Amounts, if any, payable on such Securities during any deferral or extension of the interest payment period and any notice (which shall include notice to the Trustee) that must be given upon the exercise of such right to defer interest payments or to extend interest payment periods; and

(25) any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture, except as permitted by Section 1101(12)).

The Company may, at any time and from time to time, without the consent of the Holders, issue additional Securities (“Additional Securities”) hereunder as part of the same series and on the same terms and conditions (and having the same Guarantors) and with the same CUSIP number as the initial Securities of such series issued hereunder, but such Additional Securities may be offered at a different offering price or have a different issue date, initial interest accrual date or initial interest payment date than such initial Securities, or may differ from such initial Securities as may otherwise be provided in or pursuant to the Company Resolution referred to above or pursuant to authority granted by one or more Company Resolutions and, subject to Section 204, set forth, or determined in the manner provided, in the Officer’s Certificate of the Company referred to above or in any such indenture supplemental hereto; provided that if any Additional Securities are not fungible with their corresponding initial Securities for U.S. federal income tax purposes, such Additional Securities will not have the same CUSIP number as such initial Securities. Unless the context otherwise requires, all references to the Securities shall include any such Additional Securities.

If any of the terms of the series are established by action taken pursuant to a Company Resolution, a copy of an appropriate record of such action shall be delivered to the Trustee at or prior to the delivery of the Officer’s Certificate of the Company setting forth the terms of the series.

Section 202. Denominations.

The Securities of each series shall be issuable only in registered form without coupons and only in such denominations as shall be specified as contemplated by Section 201. In the absence of any such specified denomination with respect to the Securities of any series, the Securities of such series shall be issuable in denominations of $25 and any integral multiple of $25 in excess thereof.

Section 203. Forms Generally.

(1) The Securities of each series shall be in substantially such form or forms as shall be established by or pursuant to a Company Resolution or, subject to Section 204, set forth in, or determined in the manner provided in, an Officer’s Certificate of the Company pursuant to a Company Resolution, or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with applicable tax laws or the rules of any securities exchange or Depositary therefor or as may, consistently herewith, be determined by the Officer executing such Securities, as evidenced by their execution thereof.

(2) If the form of Securities of any series is established by action taken pursuant to a Company Resolution, a copy of an appropriate record of such action shall be delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 204 for the authentication and delivery of such Securities. If all of the Securities of any series established by action taken pursuant to a Company Resolution are not to be issued at one time, it shall not be necessary to deliver a record of such action at the time of issuance of each Security of such series, but an appropriate record of such action shall be delivered at or before the time of issuance of the first Security of such series.

(3) The definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the Officer of the Company executing such Securities, as evidenced by their execution of such Securities.

(4) Upon their original issuance, the Securities shall be issued in the form of one or more Global Securities, in definitive, fully registered form without interest coupons.

Each such Global Security shall be duly executed by the Company, authenticated and delivered by the Trustee and shall be registered in the name of DTC, as Depositary, or its nominee, and deposited with the Trustee, as custodian for DTC. Beneficial interests in such Global Security will be shown on, and transfers will only be made through, the records maintained by DTC and its participants, including Clearstream and the Euroclear System.

Section 204. Execution, Authentication, Delivery and Dating.

The Securities shall be executed on behalf of the Company by any Officer of the Company. The signature on the Securities may be manual, electronic or facsimile.

Securities bearing the manual, electronic or facsimile signatures of individuals who were at any time the proper Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Company Order shall authenticate and deliver such Securities. If the form or terms of the Securities of the series have been established by or pursuant to one or more Company Resolutions or pursuant to authority granted by one or more Company Resolutions as permitted by Sections 203 and 201, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and, subject to Section 901, shall be fully protected in relying upon, an Opinion of Counsel reasonably satisfactory to the Trustee substantially to the effect that,

(1) the form of such Securities has been established in compliance with the provisions of this Indenture;

(2) the terms have been established in compliance with the provisions of this Indenture; and

(3) such Securities and the related Guarantees, when the Securities are authenticated by the Trustee and issued and delivered by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company and each Guarantor, respectively, enforceable against the Company and each Guarantor, respectively, in accordance with their terms, subject to customary assumptions and qualifications, including, but not limited to, (A) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (B) general equitable principles and (C) an implied covenant of good faith and fair dealing.

If such form or terms have been so established, the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will adversely affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

Notwithstanding the provisions of Section 201 and of the preceding paragraph of this Section 204, if all Securities of a series are not to be originally issued at one time, including in the event that the aggregate principal amount of a series of Outstanding Securities is increased as contemplated by Section 201, it shall not be necessary to deliver the Officer’s Certificate of the Company otherwise required pursuant to Section 201 or the Company Order and Opinion of Counsel otherwise required pursuant to this Section 204 at or prior to the authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.

Each Security shall be dated the date of its authentication.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual or electronic signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 211, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

Section 205. Temporary Securities.

Pending the preparation of definitive Securities of any series, the Company may execute, and, upon Company Order, the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities of such series in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officer or Officers executing such Securities may determine, as evidenced by their execution thereof.

If temporary Securities of any series are issued, the Company will cause definitive Securities of such series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company in a Place of Payment for such series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor one or more definitive Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount. Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series and tenor.

Section 206. Registration, Registration of Transfer and Exchange.

The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed “Security Registrar” for the purpose of registering Securities and transfers of Securities as herein provided.

Upon surrender for registration of transfer of any Security of a series at the office or agency of the Company in a Place of Payment for such series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series, of any authorized denominations and of like tenor and principal amount.

At the option of the Holder, Securities of any series may be exchanged for other Securities of the same series, of any authorized denominations and of like tenor and principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities, which the Holder making the exchange is entitled to receive.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company and the respective Guarantors, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or such Holder’s attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 205, 307 or 1106 not involving any transfer.

If the Securities of any series (or of any series and specified tenor) are to be redeemed in part, the Company shall not be required (A) to issue, register the transfer of or exchange any Securities of such series (or of such series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of the delivery of a notice of redemption of any such Securities selected for redemption under Section 303 and ending at the close of business on the day of such delivery, or (B) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

Neither the Trustee nor the Security Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

The provisions of clauses (1), (2), (3) and (4) of this paragraph shall apply only to Global Securities:

(1) Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary designated for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.

(2) Notwithstanding any other provision in this Indenture, and subject to such applicable provisions, if any, as may be specified as contemplated by Section 201, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless (A) such Depositary has notified the Company that it is unwilling or unable to continue as Depositary with respect to such Global Security and a successor Depositary is not appointed by the Company within 90 days, (B) such Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor Depositary is not appointed within 90 days, (C) there shall have occurred and be continuing an Event of Default with respect to such Global Security, (D) the Company so directs the Trustee by a Company Order or (E) there shall exist such circumstances, if any, in addition to or in lieu of the foregoing as have been specified for this purpose as contemplated by Section 201.

(3) Subject to clause (2) above and to such applicable provisions, if any, as may be specified as contemplated by Section 201, any exchange of a Global Security for other Securities may be made in whole or in part, and all Securities issued in exchange for a Global Security or any portion thereof shall be registered in such names as the Depositary for such Global Security shall direct.

(4) Every Security authenticated and delivered upon registration of, transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Section 206, Section 205, 208, 307, 1106 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof.

Section 207. Transfer and Exchange of Global Securities.

(1) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth in this Indenture and in the Global Security) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Security to another Global Security shall deliver to the Security Registrar a duly completed assignment form in the form attached to the Global Security (the “Assignment Form”), any applicable certifications or opinions required by the Assignment Form and a written order given in accordance with the Applicable Procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in the Global Security. The Security Registrar shall, in accordance with such instructions, instruct the Depositary to credit to the account of the Person specified in such instructions a beneficial interest in the Global Security and to debit the account of the Person making the transfer the beneficial interest in the Global Security being transferred.

(2) If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Security Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Security Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Security from which such interest is being transferred.

Section 208. Mutilated, Destroyed, Lost and Stolen Securities.

If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and the Trustee (1) evidence to their satisfaction of the destruction, loss or theft of any Security and (2) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of written notice to the Company or the Trustee that such Security has been acquired by a protected purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and of like tenor and principal amount, having the Guarantees noted therein, and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section 208, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of counsel to the Company and the fees and expenses of the Trustee and its counsel) connected therewith.

Every new Security of any series issued pursuant to this Section 208 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company and the respective Guarantors, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of such series and Guarantees duly issued hereunder.

The provisions of this Section 208 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 209. Payment of Interest; Interest Rights Preserved.

Except as otherwise provided as contemplated by Section 201 with respect to any series of Securities, interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Record Date for such interest.

Any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

(1) The Company may elect to make payment of any Defaulted Interest payable on Securities of a series to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to each Holder of Securities of such series in the manner set forth in Section 1505, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so delivered, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

(2) The Company may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section 209, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

In the case of any Security which is converted after any Record Date and on or prior to the next succeeding Interest Payment Date (other than any Security whose Maturity is prior to such Interest Payment Date), interest whose Stated Maturity is on such Interest Payment Date shall be payable on such Interest Payment Date notwithstanding such conversion, and such interest (whether or not punctually paid or made available for payment) shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on such Record Date. Except as otherwise expressly provided in the immediately preceding sentence, in the case of any Security which is converted, interest whose Stated Maturity is after the date of conversion of such Security shall not be payable. Notwithstanding the foregoing, the terms of any Security that may be converted may provide that the provisions of this paragraph do not apply, or apply with such additions, changes or omissions as may be provided thereby, to such Security.

Section 210. Persons Deemed Owners.

Prior to due presentment of a Security for registration of transfer, the Company, the Guarantors, the Trustee and any agent of the Company, a Guarantor or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and premium, if any, and, subject to Section 209, any interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and none of the Company, the Guarantors, the Trustee nor any agent of the Company, a Guarantor or the Trustee shall be affected by notice to the contrary.

Section 211. Cancellation.

All Securities surrendered for payment, redemption, registration of transfer or exchange or conversion or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it upon receipt of a Company Order. The Company or any Guarantor may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company or such Guarantor may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee upon receipt of a Company Order. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section 211, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of in accordance with its customary procedures. The Trustee shall provide the Company or any Guarantor a list of all Securities that have been cancelled from time to time as requested in writing by the Company or such Guarantor.

Section 212. CUSIP or ISIN Numbers.

The Company in issuing any series of the Securities may use “CUSIP” or “ISIN” numbers and/or other similar numbers, if then generally in use, and thereafter with respect to such series, the Trustee may use such numbers in any notice of redemption with respect to such series; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities of such series or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities of such series, and any such redemption shall not be affected by any defect in or omission of such numbers. The Trustee shall be notified, in writing, of any change in the CUSIP or ISIN numbers.

Section 213. General Provisions Relating to Global Securities.

Owners of beneficial interests in the Securities evidenced by a Global Security will not be entitled to any rights under this Indenture with respect to such Global Security, and the Depositary or its nominee may be treated by the Company, the Guarantors, and the Trustee and any agent of the Company, the Guarantors or the Trustee, including any Security Registrar or Paying Agent as the owner and Holder of such Global Security for all purposes whatsoever. None of the Company, the Guarantors, the Trustee, the Security Registrar, the Paying Agent or any other agent of the Company, the Guarantors or of the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. None of the Company, the Guarantors, the Trustee, the Security Registrar, the Paying Agent or any other agent of the Company, the Guarantors or of the Trustee shall have any responsibility or liability to any person for any acts or omissions of the Depositary or its nominee in respect of a Global Security, for the records of any such Depositary, including records in respect of beneficial ownership interests in respect of such Global Security, for any transactions between such Depositary and any participant or indirect participant in such Depositary or between or among such Depositary, any participant or indirect participant in such Depositary and/or any Holder or owner of a beneficial interest in such Global Security, or for any transfers of beneficial interests in any such Global Security. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, the Security Registrar or the Paying Agent or such agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary or its nominee or impair, as between the Depositary or its nominee and such owners of beneficial interests, the operation of customary practices governing the exercise of the rights of the Depositary or its nominee as Holder of any Global Security.

Section 214. Computation of Interest.

Except as otherwise specified as contemplated by Section 201 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 215. Additional Amounts.

If the Securities of any series provide for the payment of Additional Amounts, the Company will pay to the Holder of any Security of such series the Additional Amounts as provided in the terms of the Securities of such series. Whenever in this Indenture there is mentioned, in any context, the payment of the principal of, premium, if any, or interest on, or in respect of, any Security of such series or the net proceeds received on the sale or exchange of any Security of such series, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section 215 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section 215 and express mention of the payment of Additional Amounts, if applicable, in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

If the Securities of any series provide for the payment of Additional Amounts, at least 10 days prior to the first Interest Payment Date with respect to that series of Securities (or if the Securities of that series will not bear interest prior to Maturity, the first day on which a payment of principal, and premium, if any, is made), and at least 10 days prior to each date of payment of principal, and premium, if any, or interest if there has been any change with respect to the matters set forth in the below-mentioned Officer’s Certificate, the Company will furnish the Trustee and the applicable Paying Agents, if other than the Trustee, with an Officer’s Certificate instructing the Trustee and such Paying Agent whether such payment of principal of (and premium, if any) or interest on the Securities of such series shall be made to Holders of Securities of such series who are Non-U.S. Persons without withholding for or on account of any tax, assessment or other governmental charge described in the Securities of such series. If any such withholding shall be required, then such Officer’s Certificate shall specify by country the amount, if any, required to be withheld on such payments to such Holders of Securities, and the Company will pay to the Trustee or such Paying Agent the Additional Amounts required by the terms of such Securities. The Company covenants to indemnify the Trustee and any Paying Agent for, and to hold them harmless against, any loss, liability or reasonable expense incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officer’s Certificate furnished pursuant to this Section 215.

ARTICLE III

REDEMPTION OF SECURITIES

Section 301. Applicability of Article.

Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 201 for such Securities) in accordance with this Article III.

Section 302. Election to Redeem; Notice to Trustee.

The election of the Company to redeem any Securities shall be evidenced by a Company Resolution or an Officer’s Certificate of the Company or in another manner specified as contemplated by this Indenture for such Securities. In case of any redemption at the election of the Company of the Securities of any series (including any such redemption affecting only a single Security), the Company shall, at least 5 days prior to the date any notice of a redemption is to be given to the Holders pursuant to Section 304 (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date, of the principal amount of Securities of such series to be redeemed and, if applicable, of the tenor of the Securities to be redeemed. In the case of any redemption of Securities of any series prior to the expiration of any restriction on such redemption provided in the terms of the Securities of such series or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officer’s Certificate of the Company evidencing compliance with such restriction.

Section 303. Selection by Trustee of Securities to Be Redeemed.

If less than all the Securities of any series are to be redeemed (unless all the Securities of such series and of a specified tenor are to be redeemed), the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption, by such method as the Trustee shall deem fair and appropriate, including by lot (if such Securities are not in the form of one or more Global Securities) or pro rata (subject to the then current rules and procedures of DTC or other applicable Depositary), and which may provide for the selection for redemption of a portion of the principal amount of any Security of such series; provided that the unredeemed portion of the principal amount of any Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security. The Securities and portions of Securities will be selected in amounts of $25 and multiples of $25 in excess of $25. If less than all the Securities of such series and of a specified tenor are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series and specified tenor not previously called for redemption in accordance with the preceding sentence.

If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities which have been converted during a selection of securities to be redeemed shall be treated by the Trustee as Outstanding for the purpose of such selection.

The Trustee shall promptly notify the Company in writing of the Securities selected for redemption as aforesaid and, in the case of any Securities selected for partial redemption as aforesaid, the principal amount thereof to be redeemed.

The provisions of the three preceding paragraphs shall not apply with respect to any redemption affecting only a single Security, whether such Security is to be redeemed in whole or in part. In the case of any such redemption in part, the unredeemed portion of the principal amount of the Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed. For so long as the Securities are registered in the name of DTC (or other applicable Depositary) or such Depositary’s nominee, the redemption of the Securities shall be done in accordance with the Applicable Procedures of the Depositary.

Section 304. Notice of Redemption.

Notice of redemption shall be delivered at least 10 days but no more than 60 days before the Redemption Date (or within such period as otherwise specified as contemplated by Section 201 for Securities of a series) to each Holder of Securities to be redeemed, at such Holder’s address appearing in the Security Register, or otherwise delivered in accordance with the Applicable Procedures of the Depositary.

All notices of redemption shall identify the Securities to be redeemed and shall state:

(1) the Redemption Date;

(2) the Redemption Price (or the method of calculating such price);

(3) if less than all the Outstanding Securities of any series consisting of more than a single Security are to be redeemed, the identification (and, in the case of partial redemption of any such Securities, the respective principal amounts) of the particular Securities to be redeemed and, if less than all the Outstanding Securities of any series consisting of a single Security are to be redeemed, the principal amount of the particular Security to be redeemed;

(4) that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date;

(5) the place or places where each such Security is to be surrendered for payment of the Redemption Price;

(6) for any Securities that by their terms may be converted, the terms of conversion, the date on which the right to convert the Security to be redeemed will terminate and the place or places where such Securities may be surrendered for conversion;

(7) that the redemption is for a sinking fund, if such is the case;

(8) if applicable, the CUSIP, ISIN or any similar numbers of the Securities of such series; provided, however, that no representation will be made as to the correctness or accuracy of the CUSIP, ISIN or any similar number, if any, listed in such notice or printed on the Securities; and

(9) if the redemption is subject to the satisfaction of one or more conditions precedent, the notice thereof shall describe each such condition precedent and, if applicable, shall state that, in the Company’s discretion, the Redemption Date may be delayed until such time as any or all such conditions precedent shall be satisfied (or waived by the Company in its sole discretion), and/or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions precedent shall not have been satisfied (or waived by the Company in its sole discretion) by the Redemption Date, or by the Redemption Date as so delayed, and/or that such notice may be rescinded at any time by the Company if the Company determines in its sole discretion that any or all of such conditions precedent will not be satisfied (or waived); provided, however, that for the avoidance of doubt, if any Redemption Date shall be delayed as contemplated by this clause (9) and the terms of the applicable notice of redemption, such Redemption Date as so delayed may occur, subject to the applicable procedures of the Depositary, at any time after the original Redemption Date set forth in the applicable notice of redemption and after the satisfaction (or waiver) of any applicable conditions precedent, including, without limitation, on a date that is less than 10 days after the original Redemption Date or more than 60 days after the applicable notice of redemption.

Notice of any redemption upon any corporate transaction or other event may be given prior to the completion thereof. In addition, any redemption or notice thereof may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a corporate transaction or other event. For the avoidance of doubt, if any Redemption Date shall be delayed as contemplated by this Section 304 and the terms of the applicable notice of redemption, such Redemption Date as so delayed may occur at any time after the original Redemption Date set forth in the applicable notice of redemption and after the satisfaction (or waiver) of any applicable conditions precedent, including, without limitation, on a date that is less than 10 days after the original Redemption Date or more than 60 days after the date of the applicable notice of redemption. In addition, the Company may provide in such notice that payment of the Redemption Price and performance of the Company’s obligations with respect to such redemption may be performed by another Person. To the extent that the Redemption Date will occur on a date other than the original Redemption Date set forth in the applicable notice of redemption, the Company shall notify the holders and the Trustee of the final Redemption Date prior to such date; provided that the failure to give such notice, or any defect therein, shall not impair or affect the validity of any redemption under this Article III.

A notice of redemption of the Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request (which may be rescinded or revoked at any time prior to the time at which the Trustee shall have given such notice to the Holders), by the Trustee in the name and at the expense of the Company. The notice, if delivered in the manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail (or otherwise delivered in accordance with the Applicable Procedures of the Depositary) or any defect in the notice to the Holder of any Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Securities.

Section 305. Deposit of Redemption Price.

By no later than 11:00 a.m. (New York City time) on any Redemption Date, the Company shall deposit or cause to be deposited with the Trustee or with a Paying Agent (or, if any of the Credit Parties or any of their Subsidiaries is acting as Paying Agent, such Credit Party or Subsidiary will segregate and hold in trust as provided in Section 503) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date or the Securities of the series provide otherwise) accrued and unpaid interest on, all the Securities which are to be redeemed on that date, other than Securities or portions of Securities called for redemption which are owned by any of the Credit Parties and have been delivered by such Credit Party to the Trustee for cancellation. All money, if any, earned on funds held by the Paying Agent shall be remitted to the Company. In addition, the Paying Agent shall promptly return to the Company any money deposited with the Paying Agent by the Company in excess of the amounts necessary to pay the Redemption Price of, and accrued interest, if any, on, all Securities to be redeemed. Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on the Securities or portions thereof called for redemption.

If any Security called for redemption is converted, any money deposited with the Trustee or with any Paying Agent or so segregated and held in trust for the redemption of such Security shall (subject to any right of the Holder of such Security or any Predecessor Security to receive interest as provided in the last paragraph of Section 209 or in the terms of such Security) be paid to the Company upon Company Request or, if then held by the Company, shall be discharged from such trust.

Section 306. Securities Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together, if applicable, with accrued interest to the Redemption Date; provided, however, that, unless otherwise specified as contemplated by Section 201, installments of interest whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 209; provided, further, that, unless otherwise specified as contemplated by Section 201, if the Redemption Date is after a Record Date and on or prior to the Interest Payment Date, the accrued and unpaid interest shall be payable to the Holder of the redeemed Securities registered on the relevant Record Date.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and premium, if any, shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

Section 307. Securities Redeemed in Part.

Any Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series and of like tenor, of any authorized denomination as requested by such Holder, in principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

ARTICLE IV

SINKING FUNDS

Section 401. Applicability of Article.

The provisions of this Article IV shall be applicable to any sinking fund for the retirement of Securities of any series except as otherwise specified as contemplated by Section 201 for such Securities.

The minimum amount of any sinking fund payment provided for by the terms of any series of Securities is herein referred to as a “mandatory sinking fund payment,” and any payment in excess of such minimum amount provided for by the terms of such Securities is herein referred to as an “optional sinking fund payment.” If provided for by the terms of any series of Securities, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 402. Each sinking fund payment shall be applied to the redemption of Securities of the series as provided for by the terms of such Securities.

Section 402. Satisfaction of Sinking Fund Payments with Securities.

The Company (1) may deliver Outstanding Securities of a series (other than any previously called for redemption) and (2) may apply as a credit Securities of a series which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to any Securities of such series required to be made pursuant to the terms of such Securities as and to the extent provided for by the terms of such Securities; provided that the Securities to be so credited have not been previously so credited. The Securities to be so credited shall be received and credited for such purpose by the Trustee at the Redemption Price, as specified in the Securities so to be redeemed, for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

Section 403. Redemption of Securities for Sinking Fund.

Not less than 60 days (or such shorter period as shall be satisfactory to the Trustee) prior to each sinking fund payment date for any Securities, the Company will deliver to the Trustee an Officer’s Certificate of the Company specifying the amount of the next ensuing sinking fund payment for such Securities pursuant to the terms of such Securities, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities pursuant to Section 402 and will also deliver to the Trustee any Securities to be so delivered. Not less than 30 days prior to each such sinking fund payment date, the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 303 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 304. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 306 and 307.

ARTICLE V

COVENANTS

Section 501. Payment of Principal, Premium, if any, and Interest.

The Company covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay the principal of and premium, if any, Redemption Price or repurchase price and interest on the Securities of such series in accordance with the terms of the Securities and this Indenture. Principal and interest shall be considered paid on the date due if, on or before 11:00 a.m. (New York City time) on such date, the Trustee or the Paying Agent (or, if any Credit Party or any Subsidiary of a Credit Party is the Paying Agent, the segregated account or separate trust fund maintained by the Company or such Subsidiary pursuant to Section 503) holds in accordance with this Indenture money sufficient to pay all principal and interest then due.

The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful as provided in Section 209.

Notwithstanding anything to the contrary contained in this Indenture, the Company, the Guarantors or the Paying Agent may, to the extent it is required to do so by law, deduct or withhold any taxes from any payments hereunder. To the extent any amounts are so deducted or withheld, such amounts shall be treated for all purposes of this Indenture as having been paid to the person in respect of which such deduction or withholding was made.

Section 502. Maintenance of Office or Agency.

The Company will maintain in each Place of Payment for any series of Securities an office or agency where Securities of such series may be presented or surrendered for payment, where Securities of such series may be surrendered for registration of transfer or exchange, where Securities may be surrendered for conversion, and where notices and demands to or upon the Company in respect of the Securities of such series and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee. The Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

With respect to any Global Security, and except as otherwise may be specified for such Global Security as contemplated by Section 201, the Corporate Trust Office of the Trustee shall be the Place of Payment where such Global Security may be presented or surrendered for payment or for registration of transfer or exchange, or where successor Securities may be delivered in exchange therefor; provided, however, that any such payment, presentation, surrender or delivery effected pursuant to the Applicable Procedures of the Depositary for such Global Security shall be deemed to have been effected at the Place of Payment for such Global Security in accordance with the provisions of this Indenture.

Section 503. Money for Securities Payments to Be Held in Trust.

If any Credit Party or any of their Subsidiaries shall at any time act as Paying Agent with respect to any series of Securities, it will, on or before each due date for the principal of or premium, if any, or interest on any of the Securities of such series, segregate and hold in trust for the benefit of the Holders of such Securities a sum sufficient to pay the principal and premium, if any, and interest so becoming due until such sums shall be paid to such Holders or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents for any series of Securities, it will, no later than 11:00 a.m. (New York City time) on each due date for the principal of or premium, if any, or interest on any Securities of such series, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held in trust for the Holders of such Securities entitled to the same, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

The Company will cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 503, that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee in writing of any default by the Company in making any such payment.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Subject to any applicable abandoned property law, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or premium, if any, interest or the Redemption Price or repurchase price on any Security of any series and remaining unclaimed for two years after such principal, premium, if any, interest or the Redemption Price or repurchase price has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

Section 504. Statement by Officer as to Default.

The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company ending after the date hereof an Officer’s Certificate of the Company signed by an Officer, stating whether or not, to the best knowledge of such Officer, the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture applicable to it (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which such Officer may have knowledge.

The Company shall deliver to the Trustee, as soon as possible and in any event within 30 days after the Company becomes aware of the occurrence of any Default or Event of Default an Officer’s Certificate setting forth the details of such Default or Event of Default, its status and the actions which the Company is taking or proposes to take with respect thereto.

Section 505. Waiver of Certain Covenants.

Except as otherwise specified as contemplated by Section 201 for Securities of such series, the Company or the Guarantors, as the case may be, may, with respect to the Securities of any series, omit in any particular instance to comply with any term, provision or condition set forth in any covenant provided pursuant to Section 201(18), Section 1101(1) or Section 1101(12) for the benefit of the Holders of such series or in Article VI, if before the time for such compliance the Holders of at least a majority in aggregate principal amount of the Outstanding Securities of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company or the Guarantors, as the case may be, and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

ARTICLE VI

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

Section 601. Company and Guarantors May Merge or Transfer Assets on Certain Terms.

(1) None of the Credit Parties shall be a party to a Substantially All Merger or participate in a Substantially All Sale, unless:

(A) such Credit Party is the surviving Person, or the Person formed by or surviving such Substantially All Merger or to which such Substantially All Sale has been made (the “Successor Party”) is organized under the laws of the United States or any state thereof or, other than with respect to the Company, Belgium, Bermuda, Canada, Cayman Islands, France, Germany, Gibraltar, Ireland, Italy, Luxembourg, the Netherlands, Switzerland, the United Kingdom or British Crown Dependencies, a member country of the Organisation for Economic Co-operation and Development or any political subdivision of any of the foregoing (collectively, the “Permitted Jurisdictions”), and has expressly assumed by supplemental indenture all of the obligations of such Credit Party under this Indenture;

(B) immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing; and

(C) the Company delivers to the Trustee an Officer’s Certificate of the Company and an Opinion of Counsel, each stating that such transaction and any supplemental indenture relating thereto comply with this Indenture and that all conditions precedent provided for in this Indenture relating to such transaction have been complied with.

(2) For as long as any Securities of any series under this Indenture remain Outstanding, each of the Credit Parties must be organized under the laws of a Permitted Jurisdiction.

Section 602. Successor Party Substituted.

Upon the consummation of a transaction contemplated by and consummated in accordance with Section 601, the Successor Party shall succeed to, and be substituted for, and may exercise every right and power of, the applicable Credit Party under this Indenture, with the same effect as if such Successor Party had been an original party to this Indenture, and, except in the case of a lease, the applicable Credit Party shall be released from all of its liabilities and obligations under this Indenture and the Securities (including the Guarantees).

ARTICLE VII

GUARANTEE OF SECURITIES

Section 701. Guarantee.

Each Guarantor hereby jointly and severally, on a subordinated basis, and fully and unconditionally guarantees to each Holder of a Security authenticated and delivered by the Trustee hereunder, and to the Trustee on behalf of itself and each such Holder, the due and punctual payment in full of the principal of and premium, if any, and interest on such Security when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, call for redemption, repurchase or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on such Security and all other amounts due and payable under this Indenture (collectively, the “Obligations”), in accordance with the terms of such Security and this Indenture. If the Company shall fail to pay when due any Obligations, for whatever reason, each Guarantor shall be jointly and severally obligated to pay in cash the same promptly. An Event of Default under this Indenture or the Security of any series shall entitle the Holders of such Securities to accelerate the Obligations of the Guarantors hereunder in the same manner and to the same extent as the Obligations of the Company.

Section 702. Additional Guarantors.

The Company and each Guarantor shall cause each New TPG Entity, other than a Non-Guarantor Entity, to become a Guarantor pursuant to this Indenture and provide a Guarantee in respect of the Securities.

Section 703. Waiver.

To the fullest extent permitted by applicable law, each Guarantor hereby waives the benefits of diligence, presentment, demand for payment, any requirement that the Trustee or any of the Holders exhaust any right or take any action against the Company or any other Person, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to any Security or the indebtedness evidenced thereby and all demands whatsoever, and covenants that no Guarantee will be discharged in respect of any Security except by complete performance of the Obligations contained in such Security and in this Article.

Section 704. Guarantee of Payment.

Each Guarantee shall constitute a guarantee of payment when due and not a guarantee of collection. The Guarantors hereby agree that, in the event of a default in payment of principal of or premium, if any, or interest on any Security, whether at its Stated Maturity, by declaration of acceleration, call for redemption, repurchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Security, subject to the terms and conditions set forth in this Indenture, directly against the Guarantors to enforce the Guarantee without first proceeding against the Company.

Section 705. No Discharge or Diminishment of Guarantee.

Subject to Section 710, the obligations of each of the Guarantors hereunder shall be absolute and unconditional and not be subject to any reduction, limitation, termination or impairment for any reason (other than the payment in full in cash of the Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Securities, this Indenture or the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each of the Guarantors hereunder shall not be discharged or impaired or otherwise affected by the failure of the Trustee or any Holder of any Security to assert any claim or demand or to enforce any remedy under this Indenture or any Security, any other guarantee or any other agreement, by any waiver, modification or indulgence of any provision thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, by any release of any other Guarantor pursuant to Section 710 or by any other act or omission or delay to do any other act that may or might in any manner or to any extent vary the risk of any Guarantor or that would otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the payment in full in cash of all the Obligations); provided, however, that notwithstanding the foregoing, no such waiver, modification or indulgence shall, without the consent of the Guarantors, increase the principal amount of such Security, or increase the interest rate thereon, change any redemption provisions thereof (including any change to increase any premium payable upon redemption thereof), change the Stated Maturity of any payment thereon or increase the principal amount of any Original Issue Discount Security that would be due and payable upon a declaration of acceleration or the maturity thereof pursuant to Section 802 of this Indenture.

Section 706. Defenses of Company Waived.

To the extent permitted by applicable law, each of the Guarantors waives any defense based on or arising out of any defense of the Company or any other Guarantor or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Company, other than final payment in full in cash of the Obligations. Each of the Guarantors waives any defense arising out of any such election even though such election operates to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of each of the Guarantors against the Company or any security.

Section 707. Continued Effectiveness.

Subject to Section 710, each of the Guarantors further agrees that its Guarantee with respect to any Security hereunder shall remain in full force and effect and continue to be irrevocable notwithstanding any petition filed by or against the Company for liquidation or reorganization, the Company becoming insolvent or making an assignment for the benefit of creditors or a receiver or trustee being appointed for all or any significant part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored or returned by the Trustee or any Holder of any Security, whether as a “voidable preference,” “fraudulent transfer” upon bankruptcy or reorganization of the Company or otherwise, all as though such payment or performance had not been made, until the date upon which the entire Obligation, if any, and interest on such Security has been, or has been deemed pursuant to the provisions of this Indenture to have been, paid in full. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned on any Security, such Security shall, to the fullest extent permitted by law, be reinstated and deemed paid only by such amount paid and not so rescinded, reduced, restored or returned.

Section 708. Subrogation.

In furtherance of the foregoing and not in limitation of any other right of each of the Guarantors by virtue hereof, upon the failure of the Company to pay any Obligation when and as the same shall become due, each of the Guarantors hereby promises to and will, upon receipt of written demand by the Trustee or any Holder of the Securities of any series, forthwith pay, or cause to be paid, to the Holders in cash the amount of such unpaid Obligations, and thereupon the Holders shall, assign (except to the extent that such assignment would render a Guarantor a “creditor” of the Company within the meaning of Section 547 of Title 11 of the United States Code as now in effect or hereafter amended or any comparable provision of any successor statute) the amount of the Obligations owed to it and paid by such Guarantor pursuant to this Guarantee to such Guarantor, such assignment to be pro rata to the extent the Obligations in question were discharged by such Guarantor, or make such other disposition thereof as such Guarantor shall direct (all without recourse to the Holders, and without any representation or warranty by the Holders). If (a) a Guarantor shall make payment to the Holders of all or any part of the Obligations and (b) all the Obligations and all other amounts payable under this Indenture shall be paid in full, the Trustee will, at such Guarantor’s request, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Obligations resulting from such payment by such Guarantor.

Section 709. Subordination.

The obligations of each Guarantor under its Guarantee pursuant to this Article VII will be junior and subordinated to the Senior Indebtedness of such Guarantor on the same basis as the Securities of any series are junior and subordinated to Senior Indebtedness of the Company. For the purposes of the foregoing sentence, the Trustee and the Holders will have the right to receive and/or retain payments by each Guarantor only at such times as they may receive and/or retain payments in respect of the Securities of such series pursuant to this Indenture, including Article XIV hereof.

Section 710. Release of Guarantor and Termination of Guarantee.

A Guarantor shall, upon the occurrence of any of the following events, be automatically and unconditionally released and discharged from all obligations under this Indenture and its Guarantee without any action required on the part of the Trustee or any Holder; provided that such Guarantor would not, immediately after such release and discharge, be required to become a Guarantor pursuant to Section 702:

(1) at any time such Guarantor is not the Parent Guarantor and is sold or disposed of (whether by merger, consolidation or the sale of all or substantially all of its assets) to an entity that is not required to become a Guarantor, if such sale or disposition is otherwise in compliance with this Indenture, including Article VI hereof;

(2) if such Guarantor is designated as a Non-Guarantor Entity in accordance with this Indenture;

(3) if the Company effects a Defeasance or Covenant Defeasance in accordance with Article XIII hereof; or

(4) upon full and final payment of the Securities.

The Company may designate any Person as a “Non-Guarantor Entity” if (i) such Person is directly or indirectly wholly owned by one or more of the Credit Parties (other than the Parent Guarantor), (ii) such Person, together with all then-existing Non-Guarantor Entities designated pursuant to this clause (ii) on a combined and consolidated basis and taken as a whole, would not constitute a Significant Subsidiary (the foregoing, the “Non-Guarantor Limitation”), (iii) such Person is a “controlled foreign corporation” within the meaning of Section 957 of the Internal Revenue Code, (iv) such Person is a subsidiary of a controlled foreign corporation or (v) such Person has no material assets other than capital stock and/or indebtedness of one or more controlled foreign corporations. The Company may, from time to time, remove the designation of any Person as a Non-Guarantor Entity and must remove the designation as to one or more Non-Guarantor Entities designated pursuant to clause (ii) of the immediately preceding sentence to the extent that, as of the end of any fiscal quarter such Non-Guarantor Entities exceed the Non-Guarantor Limitation. Any such designation or removal by the Company shall be evidenced to the Trustee by promptly filing with the Trustee a Company Resolution giving effect to such designation or removal, and in the case of a designation, a certificate of a financial or other executive officer of the Company certifying that such designation complied with the foregoing provisions. The Company shall promptly file with the Trustee a notice of any such release of a Guarantor in accordance with this Indenture.

The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a request of the Company accompanied by an Officer’s Certificate certifying as to the compliance with this Section 710.

Section 711. Limitation of Guarantors’ Liability.

Each Guarantor, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the Guarantee by such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Title 11 of the United States Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantor. To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under this Indenture and its Guarantee shall be limited to the maximum aggregate amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor, and after giving effect to any collections from or payments made by or on behalf of, any other Guarantor in respect of the obligations of such Guarantor under its Guarantee or pursuant to any other obligations under this Indenture, will result in the obligations of such Guarantor under its Guarantee not constituting such fraudulent transfer or conveyance.

Each Guarantee is expressly limited so that in no event, including the acceleration of the Maturity of the Securities, shall the amount paid or agreed to be paid in respect of interest on the Securities (or fees or other amounts deemed payment for the use of funds) exceed the maximum permissible amount under applicable law, as in effect on the date hereof and as subsequently amended or modified to allow a greater amount of interest (or fees or other amounts deemed payment for the use of funds) to be paid under such Guarantee. If for any reason the amount in respect of interest (or fees or other amounts deemed payment for the use of funds) required by a Guarantee exceeds such maximum permissible amount, the obligation to pay interest under such Guarantee (or fees or other amounts deemed payment for the use of funds) shall be automatically reduced to such maximum permissible amount and any amounts collected by any holder of any Security in excess of the permissible amount shall be automatically applied to reduce the outstanding principal on such Security.

Section 712. No Obligation to Take Action Against the Company.

Neither the Trustee, any Holder nor any other Person shall have any obligation to enforce or exhaust any rights or remedies or take any other steps under any Security for the Obligations or against the Company or any other Person or any Property of the Company or any other Person before the Trustee, such Holder or such other Person is entitled to demand payment and performance by any or all Guarantors of their liabilities and obligations under their Guarantee.

Section 713. Execution and Delivery.

To evidence its Guarantee set forth in this Article VII, each Guarantor hereby agrees that this Indenture shall be executed on behalf of such Guarantor by an Officer of such Guarantor, and in the case of any New TPG Entity that becomes a Guarantor in accordance with this Indenture, such New TPG Entity’s Guarantee shall be evidenced by the execution and delivery on behalf of such New TPG Entity of a supplemental indenture hereto by an Officer of such New TPG Entity.

Each Guarantor hereby agrees that its Guarantee set forth in this Article VII shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on any Securities.

If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates any Security, the Guarantee shall be valid nevertheless.

The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

ARTICLE VIII

REMEDIES

Section 801. Events of Default.

Except as may be otherwise provided pursuant to Section 201 for Securities of any series, an “Event of Default” means, whenever used herein or in a Security issued hereunder with respect to Securities of any series, any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) the Company defaults in the payment of any installment of interest, including compound interest, on any Security of such series, and such default continues for a period of 30 days after such payment becomes due and payable after taking into account any optional deferral period as set forth in this Indenture or in an offering memorandum, offering circular, prospectus supplement or similar offering document relating to Securities of such series;

(2) the Company defaults in the payment of the principal of or premium, if any, on any Security of such series when the same becomes due and payable, regardless of whether such payment became due and payable at its Stated Maturity, upon redemption, upon declaration of acceleration or otherwise;

(3) the Company defaults in the deposit of any sinking fund payment, when and as due by the terms of a Security of such series;

(4) any Credit Party defaults in the performance of, or breaches, any of its covenants and agreements in respect of any Security of such series contained in this Indenture or in the Securities of such series (other than those referred to in (1), (2) or (3) above), and such default or breach continues for a period of 90 days after the written notice specified below;

(5) except as otherwise provided herein, a Guarantee of any Guarantor (other than an Insignificant Guarantor) ceases to be in full force and effect or is declared to be null and void and unenforceable or such Guarantee is found to be invalid and such default continues for 10 days or a Guarantor (other than an Insignificant Guarantor) denies its liability under its Guarantee (other than by reason of release of such Guarantee in accordance with the terms of this Indenture);

(6) the Company or any Guarantor (other than an Insignificant Guarantor), pursuant to or within the meaning of the Bankruptcy Law:

(A) commences a voluntary case or proceeding;

(B) consents to the entry of an order for relief against it in an involuntary case or proceeding;

(C) consents to the appointment of a Custodian of it or for all or substantially all of its property;

(D) makes a general assignment for the benefit of its creditors;

(E) files a petition in bankruptcy or answer or consent seeking reorganization or relief;

(F) consents to the filing of such petition or the appointment of or taking possession by a Custodian; or

(G) takes any comparable action under any foreign laws relating to insolvency;

(7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Company or any Guarantor (other than an Insignificant Guarantor) in an involuntary case, or adjudicates the Company or any Guarantor (other than an Insignificant Guarantor) insolvent or bankrupt;

(B) appoints a Custodian of the Company or any Guarantor (other than an Insignificant Guarantor) or for all or substantially all of the property of the Company or any Guarantor (other than an Insignificant Guarantor); or

(C) orders the winding-up or liquidation of the Company or any Guarantor (other than an Insignificant Guarantor) (or any similar relief is granted under any foreign laws),

and the order or decree remains unstayed and in effect for 90 days; or

(8) any other Event of Default provided with respect to Securities of such series occurs.

A Default with respect to Securities of any series under clause (4) of this Section 801 shall not be an Event of Default until the Trustee (by written notice to the Company and the Guarantors) or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of such series (by written notice to the Company and the Guarantors and the Trustee) gives notice of the Default and the Company and the Guarantors do not cure such Default within the time specified in clause (4) after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”

The Trustee is not to be charged with knowledge of any Default or Event of Default or knowledge of any cure of any Default or Event of Default unless either (i) a Responsible Officer of the Trustee has actual knowledge of such Default or Event of Default or (ii) written notice of such Default or Event of Default has been given to the Trustee by the Company or any Holder.

Section 802. Acceleration of Maturity; Rescission and Annulment.

If an Event of Default with respect to Securities of any series at the time Outstanding (other than an Event of Default specified in Section 801(6) or (7)) occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of such series may declare the principal amount of all the Securities of such series (or, if any Securities of such series are Original Issue Discount Securities, such portion of the principal amount of such Securities as may be specified by the terms thereof), together with premium, if any, and any accrued and unpaid interest thereon, to be due and payable immediately, by a notice in writing to the Company and the Guarantors (and to the Trustee if given by Holders), and upon any such declaration, such principal amount (or specified amount), together with premium, if any, and any accrued and unpaid interest thereon, shall become immediately due and payable. If an Event of Default specified in Section 801(6) or (7) with respect to the Securities of any series at the time Outstanding occurs, the principal amount of all the Securities of such series (or, in the case of any Security of such series which specifies an amount to be due and payable thereon upon acceleration of the Maturity thereof, such amount as may be specified by the terms thereof), together with premium, if any, and any accrued and unpaid interest thereon, shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable. Upon payment of such amount, all obligations of the Company in respect of the payment of principal, premium, if any, and interest of the Securities of such series shall terminate.

Except as may otherwise be provided pursuant to Section 201 for all or any specific Securities of any series, at any time after such a declaration of acceleration with respect to the Securities of any series has been made and before a judgment or decree for payment of the money due based on such acceleration has been obtained by the Trustee as hereinafter in this Article VIII provided, the Holders of a majority in aggregate principal amount of the Outstanding Securities of such series, by written notice to the Company, the Guarantors and the Trustee, may rescind and annul such declaration and its consequences if:

(1) the Company or any Guarantor has paid or deposited with the Trustee a sum sufficient to pay:

(A) all overdue interest on all Securities of such series,

(B) the principal of and premium, if any, on any Securities of such series which have become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates prescribed therefor in the Securities of such series,

(C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Securities, and

(D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(2) all Events of Default with respect to Securities of such series, other than the non-payment of the principal of Securities of such series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 812.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 803. Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company covenants that if (1) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or (2) default is made in the payment of the principal of or premium, if any, on any Security at the Maturity thereof, it will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and premium, if any, and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and premium and on any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem necessary to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 804. Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company, any Guarantor or any other obligor upon the Securities or the property of the Company, any Guarantor or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company or any Guarantor for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise

(1) to file and prove a claim for the whole amount of principal and premium, if any, and interest owning and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(2) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by the Holder to make such payments to the Trustee and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and for any other amounts due the Trustee under Section 907.

No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.

Section 805. Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, any predecessor Trustee under Section 907, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

Section 806. Application of Money Collected.

Any money collected by the Trustee pursuant to this Article VIII, and any money or other property distributable in respect of the Company’s obligations under this Indenture after the occurrence of an Event of Default, shall, subject to the subordination provisions hereof, be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or premium, if any, or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee in all of its capacities hereunder (including any predecessor Trustee) under this Indenture;

SECOND: To the payment of the amounts then due and unpaid for principal of and premium, if any, and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and premium, if any, and interest, respectively; and

THIRD: To the payment of the remainder, if any, to the Company or the Guarantors.

Section 807. Limitation on Suits.

Except as otherwise provided in Section 808, no Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or the Securities, or for the appointment of a receiver, assignee, trustee, liquidator or sequestrator (or similar official) or for any other remedy hereunder, unless:

(1) Such Holder has previously given written notice to the Trustee of a continuing Event of Default, specifying an Event of Default with respect to the Securities of such series;

(2) the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of such series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(4) the Trustee has failed to institute any such proceeding for 60 days after its receipt of such notice, request and offer of indemnity; and

(5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Securities of such series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

Section 808. Unconditional Right of Holders to Receive Principal, Premium, if any, and Interest and to Convert Securities.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and, subject to Section 209, interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption or repayment, on the Redemption Date or date for repayment, as the case may be, and, if the terms of such Security so provide, to convert such Security in accordance with its terms) and to institute suit for the enforcement of any such payment and, if applicable, any such right to convert, and such rights shall not be impaired without the consent of such Holder.

Section 809. Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 208, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 810. Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article VIII or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 811. Control by Holders.

The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series; provided that

(1) such direction shall not be in conflict with any rule of law or with this Indenture and shall not involve the Trustee in any personal liability, and

(2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Before proceeding to exercise any right or power hereunder at the direction of the Holders, the Trustee shall be entitled to receive from such Holders security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

Section 812. Waiver of Past Defaults.

The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any past Default hereunder with respect to such series and its consequences, except a Default

(1) in the payment of the principal of, premium, if any, interest on or the Redemption Price or repurchase price of any Security of such series; or

(2) in respect of a covenant or provision hereof which under Article XI cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected;

provided that there has been paid or deposited with the Trustee a sum sufficient to pay all amounts due to the Trustee and to reimburse the Trustee for any and all fees, expenses and disbursements advanced by the Trustee, its agents and its counsel incurred in connection with such Default or Event of Default.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 813. Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess reasonable costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided that neither this Section 813 nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company, any Guarantor or the Trustee, a suit by a Holder under Section 808, or a suit by Holders of more than 10% in aggregate principal amount of the Outstanding Securities.

Section 814. Waiver of Usury, Stay or Extension Laws.

Each of the Company and the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and each of the Company and the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 815. Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

ARTICLE IX

THE TRUSTEE

Section 901. Certain Duties and Responsibilities of Trustee.

(1) Except during the continuance of an Event of Default of which the Trustee has knowledge pursuant to this Indenture with respect to any series of Securities,

(A) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture with respect to the Securities of such series, and no implied covenants or obligations shall be read into this Indenture against the Trustee with respect to such series; and

(B) in the absence of bad faith on its part, the Trustee may conclusively rely with respect to the Securities of such series, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts, statements, opinions or conclusions stated therein).

(2) In case an Event of Default of which the Trustee has knowledge pursuant to this Indenture with respect to any series of Securities has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture with respect to the Securities of such series, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(3) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(A) this Section 901(3) shall not be construed to limit the effect of Section 901(1) or Section 901(4);

(B) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and

(C) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in aggregate principal amount of the Outstanding Securities of any series, determined as provided in Sections 101, 811 and 1503, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such series.

(4) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(5) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 901.

Section 902. Notice of Defaults.

If a Default occurs with respect to the Securities of any series and is continuing and written notice of such Default has been received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, the Trustee shall give to each Holder of Securities of such series a notice of Default within 90 days after such written notice is received by such Responsible Officer. Except in the case of a Default in payment of principal of (or premium, if any), interest on or the Redemption Price or repurchase price of any Security, the Trustee may withhold notice if and so long as the Trustee in good faith determines that withholding such notice is in the interests of Holders of Securities of such series.

Section 903. Certain Rights of Trustee.

Subject to the provisions of Section 901:

(1) the Trustee may conclusively rely and shall fully be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(2) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order, and any resolution of the Board of Directors of the Company shall be sufficiently evidenced by a Company Resolution thereof;

(3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officer’s Certificate of the Company or the Guarantors;

(4) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company or the Guarantors, personally or by agent or attorney at the sole cost of the Company or the Guarantors and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(8) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder and to its agents;

(9) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(10) anything in this Indenture notwithstanding, in no event shall the Trustee be responsible or liable for special, indirect, incidental, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(11) in no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services (it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances);

(12) the Trustee shall not be deemed to have notice of any Default or Event of Default unless written notice of such Default or Event of Default, as the case may be, has been received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

(13) the Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

(14) the permissive right of the Trustee to take or refrain from taking action hereunder shall not be construed as a duty; and

(15) if at any time the Trustee is served with any arbitral, judicial or administrative order, judgment, award, decree, writ or other form of arbitral, judicial or administrative process which in any way affects this Indenture, the Securities, or any part thereof or funds held by it (including, but not limited to, orders of attachment or garnishment or other forms of levies or injunctions), it shall be authorized to comply therewith in any manner as it or its legal counsel of its own choosing determines necessary, and if the Trustee complies with any such arbitral, judicial or administrative order, judgment, award, decree, writ or other form of arbitral, judicial or administrative process, the Trustee shall not be liable to any of the parties hereto or to any other person or entity even though such order, judgment, award, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

Section 904. Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company or any of the Guarantors, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities or the Guarantees. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

Section 905. May Hold Securities.

The Trustee, any Paying Agent, any Security Registrar or any other agent of the Company or any of the Guarantors, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 908 and 913, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent.

Section 906. Money Held in Trust.

Money held by the Trustee in trust hereunder shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

Section 907. Compensation and Reimbursement.

The Company and each Guarantor, jointly and severally, agrees:

(1) to pay to the Trustee from time to time such reasonable compensation as shall be agreed upon in writing between the parties hereto for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the reasonable expenses and disbursements of its agents and counsel and all Persons not regularly in its employ), except any such expense, disbursement or advance as may be attributable to its negligence, willful misconduct or bad faith, and the Trustee shall provide the Company reasonable notice of any expenditure not in the ordinary course of business; and

(3) to indemnify each of the Trustee or any predecessor Trustee and their officers, agents, directors and employees for, and to hold them harmless against, any and all loss, damage, claims, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with this Indenture, the Securities and the transactions contemplated hereby and thereby, including the acceptance or administration of the trust or trusts hereunder, including the reasonable costs and expenses of defending itself against any claim (whether asserted by the Company, any Guarantor or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, or in connection with enforcing this Indenture or the indemnification provisions of this Section 907.

In addition to, but without prejudice to its other rights under this Indenture, when the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 801(6) or (7), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

“Trustee” for purposes of this Section 907 shall include any predecessor Trustee; provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

As security for the performance of the obligations of the Company under this Section 907, the Trustee shall have a lien prior to the Securities upon all property and funds held or collected by it hereunder for any amount owing it or any predecessor Trustee pursuant to this Section 907, except with respect to funds held in trust for the benefit of the Holders of particular Securities for the payment of principal of and premium, if any, or interest.

The provisions of this Section 907 shall survive the satisfaction and discharge of the Securities, the termination for any reason of this Indenture and the resignation or removal of the Trustee.

Section 908. Conflicting Interests.

If the Trustee has or shall acquire a conflicting interest within the meaning of Section 310(b) of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

To the extent permitted by the Trust Indenture Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Securities of more than one series.

Section 909. Corporate Trustee Required; Eligibility.

There shall at all times be one (and only one) Trustee hereunder with respect to the Securities of any series, which may also be the Trustee hereunder for Securities of one or more other series. Each Trustee shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such, has a combined capital and surplus of at least $50,000,000 and has its Corporate Trust Office in the Borough of Manhattan, The City of New York or any other major city in the United States that is acceptable to the Company. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section 909 and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent annual report of condition so published. If at any time the Trustee with respect to the Securities of any series shall cease to be eligible in accordance with the provisions of this Section 909, it shall resign immediately in the manner and with the effect hereinafter specified in this Article IX.

Section 910. Resignation and Removal; Appointment of Successor.

No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article IX shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 911.

The Trustee or any successor hereafter appointed may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 911 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in aggregate principal amount of the Outstanding Securities of such series, upon written notice delivered to the Trustee and to the Company. If the instrument of acceptance by a successor Trustee required by Section 911 shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee being removed may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

If at any time:

(1) the Trustee shall fail to comply with Section 310(b) of the Trust Indenture Act pursuant to Section 908 after written request therefor by the Company, any of the Guarantors or by any Holder who has been a bona fide Holder of a Security for at least six months, unless the Trustee’s duty to resign is stayed in accordance with the provisions of Section 310(b) of the Trust Indenture Act, or

(2) the Trustee shall fail to comply with Section 908 after written request therefor by the Company, any of the Guarantors or any Holder who has been a bona fide Holder of a Security for at least six months, or

(3) the Trustee shall cease to be eligible under Section 909 and shall fail to resign after written request therefor by the Company, any of the Guarantors or any such Holder, or

(4) the Trustee shall become incapable of acting or shall be adjudged bankrupt or insolvent, or commence a voluntary bankruptcy proceeding, or a receiver of the Trustee or of its property shall be appointed or consented to, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company or any of the Guarantors may remove the Trustee with respect to all Securities or (B) subject to Section 813, Holders of 10% in aggregate principal amount of Securities of any series who have been bona fide Holders of such Securities for at least six months may, on behalf of themselves and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company or any of the Guarantors shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 911. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in aggregate principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 911, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company or any of the Guarantors. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company, any of the Guarantors or the Holders and accepted appointment in the manner required by Section 911, Holders of 10% in aggregate principal amount of Securities of any series who have been bona fide Holders of Securities of such series for at least six months may, on behalf of themselves and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

The Company or any of the Guarantors shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series to all Holders of Securities of such series in the manner provided in Section 1505. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

Section 911. Acceptance of Appointment by Successor.

In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company, and to the Guarantors and the retiring Trustee a written instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee, but, on the request of the Company, any of the Guarantors or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver a written instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder subject nonetheless to the lien provided for in Section 907.

In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the Guarantors, the retiring Trustee and each successor Trustee with respect to the Securities of such series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company, any of the Guarantors or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates subject nonetheless to the lien provided for in Section 907.

Upon request of any such successor Trustee, the Company and the Guarantors shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article IX.

Upon acceptance of appointment by a successor trustee as provided in this Section 911, the Company shall transmit notice of the succession of such trustee hereunder by mail, first class postage prepaid, to the Holders, as their names and addresses appear upon the Security Register. If the Company fails to transmit such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be transmitted at the expense of the Company.

Section 912. Merger, Conversion, Consolidation or Succession to Business.

Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided that such Person shall be otherwise qualified and eligible under this Article IX, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion, consolidation or sale to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities; and in case at that time any Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

Section 913. Preferential Collection of Claims Against Company.

The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or has been removed shall comply with Section 311(a) of the Trust Indenture Act to the extent indicated.

Section 914. Trustee’s Application for Instructions from the Company.

Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed (to the extent not provided for in this Indenture) to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than 10 Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted. Notwithstanding anything in this Indenture to the contrary, the Trustee shall be under no obligation to send an application or proposal to the Company before taking action in accordance with the terms of this Indenture.

ARTICLE X

HOLDERS’ LISTS AND REPORTS BY THE TRUSTEE,

THE COMPANY AND THE GUARANTORS

Section 1001. Company to Furnish Trustee Names and Addresses of Holders.

If the Trustee is not the Security Registrar, the Company shall cause the Security Registrar to furnish to the Trustee, in writing at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders of the Securities of each series.

Section 1002. Preservation of Information; Communications to Holders.

The Trustee, as Security Registrar, shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 1001 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee shall be entitled to rely on the most current list provided to it and may dispose of any list furnished to it as provided in Section 1001 upon receipt of a new list so furnished.

The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act.

Every Holder of Securities, by receiving and holding the same, agrees with the Company, the Guarantors and the Trustee that none of the Company, any Guarantor or the Trustee nor any agent of any of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

Section 1003. Reports by Trustee.

The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to this Indenture and the Trust Indenture Act at the times and in the manner provided pursuant thereto.

A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange and automated quotation system, if any, upon which any Securities are listed, with the Commission (if accepted for filing by the Commission) and the Company. The Trustee shall be notified in writing when any Securities are listed on any stock exchange or automated quotation system or delisted therefrom.

Section 1004. Reports by the Company and the Guarantors.

Each of the Company and the Guarantors shall file with the Trustee and with the Commission, and transmit to Holders, such information, documents and reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act. Delivery of such information, documents and reports to the Trustee is for informational purposes only and shall not constitute a representation or warranty as to the accuracy or completeness of the reports, information and documents. The Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s or the Guarantors’ compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates of the Company).

ARTICLE XI

SUPPLEMENTAL INDENTURES

Section 1101. Supplemental Indentures Without Consent of Holders.

Without the consent of any Holders, the Company, the Guarantors and the Trustee, at any time and from time to time, may amend the Securities or enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(1) to add to the covenants for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power conferred upon the Company or any Guarantor hereunder, under any indenture supplemental hereto or under any series of Securities;

(2) to evidence the succession of another Person to the Company or any Guarantor, or successive successions, and the assumption by the successor Person of the covenants, agreements and obligations of the Company or such Guarantor pursuant to Article VI;

(3) to add any additional Events of Default for the benefit of the Holders of all or any series of Securities (and if such additional Events of Default are to be for the benefit of less than all series of Securities, stating that such additional Events of Default are expressly being included solely for the benefit of such series);

(4) to add new Guarantors or co-issuers;

(5) to provide for the release of any Guarantor in accordance with this Indenture;

(6) to secure the Securities of any series;

(7) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 911;

(8) to provide for the issuance of additional Securities of any series;

(9) to establish the form or terms of Securities of any series as permitted by Sections 201 and 203;

(10) to comply with the rules of any applicable Depositary;

(11) to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in uncertificated form in addition to or in place of certificated Securities (provided that the uncertificated Securities are issued in registered form for purposes of section 163(f) of the Internal Revenue Code);

(12) to add to, change or eliminate any of the provisions of this Indenture in respect of one or more series of Securities; provided that any such addition, change or elimination (A) shall neither (i) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Security with respect to such provision or (B) shall become effective only when there are no Securities Outstanding that are created prior to the execution of such supplemental indenture and are entitled to the benefit of such provision;

(13) to cure any ambiguity or omission, to correct or supplement any provision of this Indenture or in any supplemental indenture which may be defective or inconsistent with any other provision herein or in any supplemental indenture;

(14) to comply with the requirements of the Trust Indenture Act and any rules promulgated under the Trust Indenture Act, including in connection with the qualification of this Indenture or any supplemental indenture under the Trust Indenture Act;

(15) to change any other provision contained in the Securities of any series or under this Indenture; provided that such action pursuant to this clause (15) shall not adversely affect the rights of the Holders of Securities of any series in any material respect; and

(16) to conform the text of this Indenture, the Securities or any supplemental indenture to any provision of the “Description of the Notes” or similarly captioned section of any offering memorandum, offering circular, prospectus supplement or similar offering document relating to Securities of such series.

For the purposes of this Indenture, no amendment to cure any ambiguity, defect or inconsistent provision in this Indenture or the Securities or made solely to conform this Indenture or the Securities to the “Description of the Notes” (or similarly captioned section of any offering memorandum, offering circular, prospectus supplement or similar offering document relating to Securities of such series) shall be deemed to adversely affect the interests of the Holders of any Securities.

Section 1102. Supplemental Indentures With Consent of Holders.

With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of each series affected by such supplemental indenture (including consents obtained in connection with a tender offer or exchange for Securities), by Act of said Holders delivered to the Company, the Guarantors and the Trustee, the Company, the Guarantors and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture; provided, however, no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security of such series affected thereby:

(1) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security;

(2) reduce the principal amount of any Security or reduce the amount of the principal of an Original Issue Discount Security or any other Security which would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 802 or the Stated Maturity thereof pursuant to Section 803, or reduce the rate of or extend the time of payment of interest on any Security;

(3) reduce the price at which the Securities must be repurchased, if applicable;

(4) reduce any premium payable upon the redemption of or change the date on which any Security may or must be redeemed;

(5) change the coin or currency in which the principal of or premium, if any, or interest on any Security is payable;

(6) impair the right of any Holder to institute suit for the enforcement of payment of principal amount, interest, or premium, if any, on or after the Stated Maturity thereof (or, in the case of redemption or repayment, on or after the Redemption Date or Repayment Date, as applicable);

(7) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for modification or amendment of this Indenture or any supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture;

(8) modify any of the provisions of this Section 1102, Section 505 or Section 812, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section 1102 and Section 505, or the deletion of this proviso, in accordance with the requirements of Sections 911 and 1101(7);

(9) if the Securities of any series are convertible into or for any other securities or property of the Company, make any change that adversely affects in any material respect the right to convert any Security of such series (except as permitted by Section 1101) or decrease the conversion rate or increase the conversion price of any such Security of such series, unless such decrease or increase is permitted by the terms of such Security;

(10) subordinate the Securities of any series or any Guarantee to any other obligation of the Company or the applicable Guarantor (other than Senior Indebtedness);

(11) modify the terms of any Guarantee in a manner adverse to the Holders of Securities of a series in any material respect; or

(12) modify any of clauses (1) through (11) above.

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

It shall not be necessary for any Act of Holders under this Section 1102 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

In addition, the Holders of at least a majority in aggregate principal amount of the Outstanding Securities affected by the modification or amendment may, on behalf of the Holders of all such Securities, waive compliance with the Credit Parties’ covenants described under Section 501 or Article VI of this Indenture.

Section 1103. Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article XI or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and, subject to Section 901, shall be fully protected in relying upon, in addition to the documents required by Section 1501, an Opinion of Counsel or an Officer’s Certificate stating that the execution of such supplemental indenture is authorized or permitted by this Indenture, that such supplemental indenture is the legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, and that all conditions precedent in this Indenture to the execution of such supplemental indenture, if any, have been complied with; provided, however, that no such Opinion of Counsel shall be required in the case of any supplemental indenture executed and delivered concurrently with the original execution and delivery of this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 1104. Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article XI, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 1105. Conformity with Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article XI shall conform to the requirements of the Trust Indenture Act.

Section 1106. Notice of Supplemental Indenture; Reference in Securities to Supplemental Indentures.

After a supplemental indenture under Section 1101 or 1102 becomes effective, the Company shall mail to the Trustee a notice briefly describing such supplemental indenture or a copy of such supplemental indenture and the Trustee shall on behalf of the Company and at the expense of the Company mail such notice or supplemental indenture to Holders affected thereby; provided, however, that no notice to Holders shall be required for any supplemental indenture executed in connection with the issuance of Securities of any series. Any failure of the Trustee to mail such notice, or any defect therein, or any failure of the Trustee to mail such supplemental indenture, shall not in any way impair or affect the validity of any such supplemental indenture.

Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article XI may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

Section 1107. Subordination Unimpaired.

This Indenture may not be amended to alter the subordination of any of the Outstanding Securities without the consent of each holder of Senior Indebtedness then outstanding that would be materially adversely affected thereby.

ARTICLE XII

SATISFACTION AND DISCHARGE

Section 1201. Satisfaction and Discharge of Indenture.

This Indenture shall, upon Company Request, cease to be of further effect with respect to any series of Securities specified in such Company Request (except as to any surviving rights of registration of transfer or exchange of Securities of such series herein expressly provided for), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture as to such series, when:

(1) either

(A) all Securities of such series theretofore authenticated and delivered (other than (i) Securities which have been mutilated, destroyed, lost or stolen and which have been replaced or paid as provided in Section 208 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 503) have been delivered to the Trustee for cancellation; or

(B) all such Securities of such series not theretofore delivered to the Trustee for cancellation

(i) have become due and payable, or

(ii) will become due and payable at their Stated Maturity within one year of the date of deposit, or

(iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee, as trust funds in trust for the purpose, money in an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and premium, if any, and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be; provided, that with respect to any discharge in connection with any redemption that requires the payment of a “make-whole” amount, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to such “make-whole” amount calculated as of the date of the discharge, with any deficit as of the date of redemption (any such amount, the “Applicable Premium Deficit”) only required to be deposited with the Trustee on or prior to the Redemption Date;

(2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(3) the Company has delivered to the Trustee an Officer’s Certificate of the Company and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture as to such series have been complied with.

In no event shall the Trustee be responsible for calculating the “make-whole” amount described above.

In the event there are Outstanding Securities of two or more series hereunder, the Trustee shall be required to execute an instrument acknowledging satisfaction and discharge of this Indenture only if requested to do so with respect to Securities of such series as to which it is Trustee and if the other conditions thereto are met.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 907 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section 1201, the obligations of the Trustee under Section 1202 and the last paragraph of Section 503 shall survive.

Section 1202. Application of Trust Money.

Subject to the provisions of the last paragraph of Section 503, all money deposited with the Trustee pursuant to Section 1201 shall be held in trust and applied by it, in accordance with the provisions of the applicable series of Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest for which payment such money has been deposited with the Trustee. All money deposited with the Trustee pursuant to Section 1201 (and held by it or any Paying Agent) for the payment of Securities subsequently converted into other property shall be returned to the Company upon Company Request. The Company may direct by a Company Order the investment of any money deposited with the Trustee pursuant to Section 1201, without distinction between principal and income, in (1) United States Treasury securities with a maturity of one year or less or

(2) a money market fund that invests solely in short-term United States Treasury securities (including money market funds for which the Trustee or an Affiliate of the Trustee serves as investment advisor, administrator, shareholder, servicing agent and/or custodian or sub-custodian, notwithstanding that (a) the Trustee charges and collects fees and expenses from such funds for services rendered and (b) the Trustee charges and collects fees and expenses for services rendered pursuant to this Indenture at any time) and from time to time the Company may direct the reinvestment of all or a portion of such money in other securities or funds meeting the criteria specified in clause (1) or (2) of this Section 1202. The Trustee shall have no obligation to invest and reinvest any funds held by it in the absence of timely and specific written investment direction from the Company. In the absence of timely written investment direction from the Company, the funds shall remain uninvested. In no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon. The Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity. The Trustee is authorized and directed to sell or redeem any investments as it deems necessary to make any payments or distributions required under this Indenture.

ARTICLE XIII

DEFEASANCE AND COVENANT DEFEASANCE

Section 1301. Company’s Option to Effect Defeasance or Covenant Defeasance.

Unless otherwise provided as contemplated by Section 201, Sections 1302 and 1303 shall apply to all Securities and each series of Securities, denominated in Dollars and bearing interest at a fixed rate, in accordance with any applicable requirements provided pursuant to Section 201 and upon compliance with the conditions set forth below in this Article XIII; and the Company may elect, at its option at any time, to have Sections 1302 and 1303 applied to any Securities or any series of Securities, designated pursuant to Section 201 as being defeasible pursuant to such Section 1302 or 1303, in accordance with any applicable requirements provided pursuant to Section 201 and upon compliance with the conditions set forth below in this Article XIII. Any such election shall be evidenced by a Company Resolution, Officer’s Certificate of the Company, one or more indentures supplemental hereto or in another manner specified as contemplated by Section 201 for such Securities.

Section 1302. Defeasance and Discharge.

Upon the Company’s exercise of its option, if any, to have this Section 1302 applied to any Securities or any series of Securities, or if this Section 1302 shall otherwise apply to any Securities or any series of Securities, the Company and the Guarantors shall be deemed to have been discharged from their respective obligations with respect to such Securities and related Guarantees as provided in this Section 1302 on and after the date the conditions set forth in Section 1304 are satisfied (hereinafter called “Defeasance”). For this purpose, such Defeasance means that each of the Company and the Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by such Securities and Guarantees and to have satisfied all its other obligations under such Securities and Guarantees and this Indenture insofar as such Securities and Guarantees are concerned (and the Trustee, at the expense of the Company or the Guarantors, as the case may be, shall execute proper instruments acknowledging the same), subject to the following which shall survive until otherwise terminated or discharged hereunder: (1) the rights of Holders of such Securities to receive, solely from the trust fund described in Section 1304 and as more fully set forth in such Section 1305, payments in respect of the principal of and premium, if any, and interest on such Securities when payments are due, (2) the Company’s obligations with respect to such Securities and the Guarantors’ obligations with respect to such Guarantees under Sections 205, 206, 208, 502 and 503, (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (4) this Article XIII. Subject to compliance with this Article XIII, the Company may exercise its option, if any, to have this Section 1302 applied to such Securities and the related Guarantees notwithstanding the prior exercise of its option, if any, to have Section 1303 applied to such Securities and Guarantees.

Section 1303. Covenant Defeasance.

Upon the Company’s exercise of its option, if any, to have this Section 1303 applied to any Securities or any series of Securities, or if this Section 1303 shall otherwise apply to any Securities or any series of Securities, (1) the Company and the Guarantors shall be released from their respective obligations under Section 601 and any covenants provided which were made a part of the terms of the Securities of such series in accordance with Section 201(18), Section 1101(1) or Section 1101(12) for the benefit of the Holders of such Securities and (2) the occurrence of any event specified in Section 801 shall be deemed not to be or result in an Event of Default, in each case with respect to such Securities and the Guarantees as provided in this Section 1303 on and after the date the conditions set forth in Section 1304 are satisfied (hereinafter called “Covenant Defeasance”). For this purpose, such Covenant Defeasance means that, with respect to such Securities and Guarantees, each of the Company and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section, whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document, but the remainder of this Indenture and such Securities and Guarantees shall be unaffected thereby.

Section 1304. Conditions to Defeasance or Covenant Defeasance.

The following shall be the conditions to the application of Section 1302 or 1303 to any Securities or any series of Securities:

(1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee which satisfies the requirements contemplated by Section 909 and agrees to comply with the provisions of this Article XIII applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefits of the Holders of such Securities, (A) money in an amount, or (B) (i) in the case of Securities of a series denominated in Dollars, U.S. Government Obligations or (ii) in the case of Securities of a series denominated in a Foreign Currency, Foreign Government Obligations, in each case which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide money in an amount, or (C) a combination thereof, deemed sufficient, in the case of (B) and (C), in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or any such other qualifying trustee) to pay and discharge, the principal of and premium, if any, and interest on such Securities on the respective Stated Maturities or Redemption Dates, in accordance with the terms of this Indenture and such Securities; provided, that with respect to any discharge in connection with any redemption that requires the payment of a “make-whole” amount, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to such “make-whole” amount calculated as of the date of the discharge, with any Applicable Premium Deficit only required to be deposited with the Trustee on or prior to the Redemption Date. As used herein, (a) “U.S. Government Obligation” means (x) any security which is (i) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case (a)(x)(i) or (a)(x)(ii), is not callable or redeemable at the option of the issuer thereof, and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation which is specified in clause (a)(x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any U.S. Government Obligation which is so specified and held; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt and (b) “Foreign Government Obligation” means (x) any security denominated in a currency or currency unit issued by a government other than the government of the United States of America which is (i) a direct obligation of the government that issued or caused to be issued such currency or currency unit for the payment of which its full faith and credit is pledged or (ii) an obligation of a Person controlled or supervised by or acting as an agency or instrumentality of such government the payment of which is unconditionally guaranteed as a full faith and credit obligation by such government, which, in either case (b)(x)(i) or (b)(x)(ii), is not callable or redeemable at the option of the issuer thereof, and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any Foreign Government Obligation which is specified in clause (b)(x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any Foreign Government Obligation which is so specified and held; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Foreign Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

(2) In the event of an election to have Section 1302 apply to any Securities or any series of Securities, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law, in either case (A) or (B) to the effect that, and based thereon such opinion shall confirm that, the beneficial owners of such Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, Defeasance and discharge to be effected with respect to such Securities and will be subject to U.S. federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, Defeasance and discharge were not to occur.

(3) In the event of an election to have Section 1303 apply to any Securities or any series of Securities, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the beneficial owners of such Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and Covenant Defeasance to be effected with respect to such Securities and will be subject to U.S. federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance were not to occur.

(4) No Default or Event of Default with respect to such Securities or any other Securities shall have occurred and be continuing at the time of such deposit or, insofar as Section 801(6) or Section 801(7) are concerned, at any time on or prior to the 90th day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 90th day).

(5) Such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which the Company is a party or by which it is bound.

(6) The Company shall have delivered to the Trustee an Officer’s Certificate of the Company and an Opinion of Counsel, each stating that all conditions precedent with respect to such Defeasance or Covenant Defeasance have been complied with.

Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with this Article XIII.

The Company may not avoid, among other things, its duty to register the transfer or exchange of the Securities, to replace any temporary, mutilated, destroyed, lost or stolen Securities, to maintain an office or paying agency in respect of the Securities or hold moneys for payment in trust.

Section 1305. Deposited Money and Government Obligations to Be Held in Trust; Miscellaneous Provisions.

Subject to the provisions of the last paragraph of Section 503, all money and U.S. Government Obligations and Foreign Government Obligations (including the proceeds thereof) deposited with the Trustee or other qualifying trustee (solely for purposes of this Section 1305 and Section 1306, the Trustee and any such other trustee are referred to collectively as the “Trustee”) pursuant to Section 1304 in respect of any Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any such Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal and premium, if any, and interest, but money so held in trust need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations and Foreign Government Obligations deposited pursuant to Section 1304 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Securities; provided that the Trustee shall be entitled to charge any such tax, fee or other charge to such Holder’s account.

Anything in this Article XIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations and Foreign Government Obligations held by it as provided in Section 1304 with respect to any Securities which are in excess of the amount thereof which would then be required to be deposited to effect the Defeasance or Covenant Defeasance, as the case may be, with respect to such Securities.

Section 1306. Reinstatement.

If the Trustee or the Paying Agent is unable to apply any money in accordance with this Article XIII with respect to any Securities by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations under this Indenture and such Securities and Guarantees from which the Company and the Guarantors have been discharged or released pursuant to Section 1302 or 1303 shall be revived and reinstated as though no deposit had occurred pursuant to this Article XIII with respect to such Securities and Guarantees, until such time as the Trustee or Paying Agent is permitted to apply all money held in trust pursuant to Section 1305 with respect to such Securities and Guarantees in accordance with this Article XIII; provided, however, that (a) if the Company or the Guarantors makes any payment of principal of or premium, if any, or interest on any such Security following such reinstatement of its obligations, the Company or the Guarantors, as the case may be, shall be subrogated to the rights, if any, of the Holders of such Securities to receive such payment from the money so held in trust and (b) unless otherwise required by any legal proceeding or any order or judgment of any court or governmental authority, the Trustee or Paying Agent shall return all such money and U.S. Government Obligations or Foreign Government Obligations to the Company or the Guarantors, as the case may be, promptly after receiving a written request therefor at any time, if such reinstatement of the obligations of the Company or the Guarantors, as the case may be, has occurred and continues to be in effect.

ARTICLE XIV

SUBORDINATION

Section 1401. Agreement to Subordinate.

The Company covenants and agrees, and each Holder of a Security, by its acceptance thereof, likewise covenants and agrees, that the payment of the principal of and interest and Additional Amounts on, each and all of the Securities is hereby expressly subordinated, to the extent and in the manner hereinafter in this Article XIV set forth, in right of payment to the prior payment in full of all Senior Indebtedness.

Section 1402. Rights of Senior Indebtedness in the Event of Insolvency, Etc., of the Company.

In the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to the Company or to its creditors, as such, or to its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Company, whether or not involving insolvency or bankruptcy, and in the event of any execution sale, then the holders of Senior Indebtedness shall be entitled to receive payment in full of principal thereof and interest due thereon (including, without limitation, except to the extent, if any, prohibited by mandatory provisions of law, post-petition interest in any such proceedings) and Additional Amounts in money or money’s worth of all Senior Indebtedness before the Holders are entitled to receive any payment on account of the principal of or interest on or Additional Amounts with respect to the indebtedness evidenced by the Securities, and to that end the holders of Senior Indebtedness shall be entitled to receive for application in payment thereof any payment or distribution of any kind or character, whether in cash or property or securities, which may be payable or deliverable in connection with any such proceedings or sale in respect of the principal of or interest or Additional Amounts on the Securities other than securities of the Company as reorganized or readjusted or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in this Article XIV with respect to the Securities, to the payment of all indebtedness of the nature of Senior Indebtedness, provided that the rights of the holders of the Senior Indebtedness are not altered by such reorganization or readjustment.

In the event and during the continuation of any default in payment of any Senior Indebtedness, or if in the event that the maturity of any Senior Indebtedness has been or would be permitted upon notice or passage of time to be accelerated because of a default, then, unless and until such default shall have been cured or waived or shall cease to exist and such acceleration shall have been rescinded or annulled, no payment of the principal of, premium, if any, or interest on the Securities shall be made, in each case unless and until all amounts due or to become due on such Senior Indebtedness are paid in full in cash or other satisfactory consideration and the Company covenants that it will, upon ascertaining any such default or event of default, provide written notice to the Trustee of such default or event of default.

In the event that the Securities of any series are declared due and payable before their expressed maturity because of the occurrence of an Event of Default (under circumstances when the provisions of the first paragraph of this Section 1402 shall not be applicable), the holders of all Senior Indebtedness shall be entitled to receive payment in full in money or money’s worth of such Senior Indebtedness before such Holders are entitled to receive any payment on account of the principal of or interest on the Securities.

No holder of Senior Indebtedness shall be prejudiced in his or her right to enforce subordination of the Securities by any act or failure to act on the part of the Company.

Section 1403. Payment Over of Proceeds Received on Securities.

In the event that, notwithstanding the provisions of Section 1402, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than securities of the Company as reorganized or readjusted or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in this Article XIV with respect to the Securities, to the payment of all indebtedness of the nature of Senior Indebtedness, provided that the rights of the holders of the Senior Indebtedness are not altered by such reorganization or readjustment) shall be received by the Holders or by the Trustee for their benefit in connection with any proceedings or sale referred to in the first paragraph of Section 1402 before all Senior Indebtedness is paid in full in money or money’s worth, such payment or distribution shall be paid over to the holders of such Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, for application to the payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full in money or money’s worth, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

From and after the payment in full in money or money’s worth of all Senior Indebtedness, the Holders (together with the holders of any Parity Indebtedness which by its terms grants such right of subrogation to the holder thereof) shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets or securities of the Company applicable to the Senior Indebtedness until the Securities shall be paid in full, and, for the purposes of such subrogation, no such payments or distributions to the holders of Senior Indebtedness of assets or securities, which otherwise would have been payable or distributable to Holders, shall, as between the Company, its creditors other than the holders of Senior Indebtedness, and the Holders, be deemed to be a payment by the Company to or on account of the Senior Indebtedness, it being understood that the provisions of this Article XIV are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of the Senior Indebtedness, on the other hand, and nothing contained in this Article XIV or elsewhere in this Indenture or in the Securities is intended to or shall impair as between the Company, its creditors other than the holders of Senior Indebtedness, and the Holders, the obligation of the Company, which is unconditional and absolute, to pay to the Holders the principal of and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or to affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture subject to the rights of the holders of Senior Indebtedness, under Section 1402, to receive cash, property or securities of the Company otherwise payable or deliverable to the holders of the Securities.

Upon any distribution or payment in connection with any proceedings or sale referred to in the first paragraph of Section 1402, the Trustee shall be entitled to rely upon a certificate of the liquidating trustee or agent or other Person making any distribution or payment to the Trustee for the purpose of ascertaining the holders of Senior Indebtedness entitled to participate in such payment or distribution, the amount of such Senior Indebtedness or the amount payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XIV. In the event that the Trustee determines, in good faith, that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Section 1403, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, as to the extent to which such Person is entitled to participate in such payment or distribution, and as to other facts pertinent to the rights of such Person under this Section 1403, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 1404. Payments to Holders.

Nothing contained in this Article XIV or elsewhere in this Indenture, or in any of the Securities, shall prevent at any time, (1) the Company from making payments at any time of principal of or interest or Additional Amounts on the Securities, except under the conditions described in Section 1402 or during the pendency of any proceedings or sale referred to therein, provided, however, that payments of principal of or interest or Additional Amounts on the Securities shall only be made by the Company within three business days of the due dates for such payments or (2) the application by the Trustee of any moneys deposited with it hereunder to the payment of or on account of the principal of or interest on the Securities, if at the time of such deposit the Trustee did not have written notice in accordance with Section 1406 of any event prohibiting the making of such deposit by the Company or if in the event of redemption, the Trustee did not have such written notice prior to the time that the notice of redemption pursuant to Section 304 was given.

Section 1405. Holders of Securities Authorize Trustee to Effectuate Subordination of Securities.

Each Holder by his or her acceptance of a Security authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination as provided in this Article XIV and appoints the Trustee as attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of the Company, the immediate filing of a claim for the unpaid balance of such Holder’s Securities in the form required in said proceedings and cause said claim to be approved.

Section 1406. Notice to Trustee.

Notwithstanding the provisions of this Article XIV or any other provisions of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment of moneys to or by the Trustee in respect of the Securities of any series or the taking of any other action by the Trustee, unless and until a Responsible Officer of the Trustee shall have received at the Corporate Trust Office written notice thereof from the Company or from the holder or the representative of any class of Senior Indebtedness and before the receipt of any such written notice, the Trustee shall be entitled in all respects to assume that no such facts exist; provided, however, that if at least three business days prior to the date upon which by the terms hereof any such moneys may become payable for any purpose (including, without limitation, the payment of the cash amount of interest or principal payable at Maturity on any Security) a Responsible Officer of the Trustee shall not have so received with respect to such moneys the notice provided for in this Section 1406 then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such moneys and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary, which may be received by it on or after such three business days prior to such date.

Section 1407. Trustee May Hold Senior Indebtedness.

The Trustee shall be entitled to all the rights set forth in this Article XIV with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of its right as such holder.

Nothing in this Article XIV shall apply to claims of, or payments to, the Trustee under or pursuant to Section 806 and Section 907.

Section 1408. Trustee Not Fiduciary for Holders of Senior Indebtedness.

The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if the Trustee shall in good faith pay over or distribute to Holders of Securities or to the Company or to any other Person cash, moneys, assets, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article XIV or otherwise. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article XIV and no implied covenants or obligations with respect to holders of Senior Indebtedness shall be read into this Indenture against the Trustee.

Section 1409. Reliance on Judicial Order or Certificate of Liquidating Agent.

Upon any payment or distribution of assets or securities of the Company referred to in this Article XIV, the Trustee and the Holders of the Securities shall be entitled to conclusively rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XIV.

Section 1410. Applicability of Article XV to Paying Agents.

In case at any time any paying agent other than the Trustee shall be appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article XIV in such case (unless the context shall otherwise require) be construed as extending to and including such paying agent within its meaning as fully for all intents and purposes as if such paying agent were named in this Article XIV in place of the Trustee.

ARTICLE XV

MISCELLANEOUS PROVISIONS

Section 1501. Compliance Certificates and Opinions.

Upon any application or request by the Company or any Guarantor to the Trustee to take any action under any provision of this Indenture, the Company or such Guarantor, as the case may be, shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished; provided, however, that no such Opinion of Counsel relating to conditions precedent shall be required in the case of (i) the original execution and delivery of this Indenture or (ii) any supplemental indenture executed and delivered concurrently with the original execution and delivery of this Indenture.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (except for certificates provided for in Section 504) shall include:

(1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1502. Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Officer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such Officer’s certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers stating that the information with respect to such factual matters is in the possession of the Company or a Guarantor, as the case may be, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1503. Acts of Holders; Record Dates.

Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company or the Guarantors. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and, subject to Section 901, conclusive in favor of the Trustee, the Company and the Guarantors, if made in the manner provided in this Section 1503.

The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Trustee reasonably deems sufficient. Where such execution is by a Person acting in a capacity other than such Person’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such Person’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

The ownership of Securities of any series shall be proved by the Security Register.

Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, any Security Registrar, any Paying Agent or the Company or any Guarantor in reliance thereon, whether or not notation of such action is made upon such Security.

The Company or any Guarantor may, in its discretion, set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Securities of such series but shall have no obligation to do so; provided that none of the Company or any Guarantor may set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If not set by the Company or any Guarantor prior to the first solicitation of Holders of Outstanding Securities of the relevant series made by any Person in respect of such action or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be 30 days prior to the first solicitation of such vote or consent. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of the relevant series on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Company or any Guarantor from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company or any Guarantor, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 1505.

The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration referred to in Section 802, (iii) any request to institute proceedings referred to in Section 807(2) or (iv) any direction referred to in Section 811, in each case with respect to the Securities of such series. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of such series on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company and the Guarantors in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 1505.

With respect to any record date set pursuant to this Section 1503, the party hereto which sets such record dates may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Securities of the relevant series in the manner set forth in Section 1505, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section 1503, the party hereto which set such record date shall be deemed to have initially designated the 90th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph.

Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any Securities may do so with regard to all or any part of the principal amount of such Securities or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

Section 1504. Notices, Etc., to Trustee, Company and Guarantors.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1) the Trustee by any Holder or by the Company or a Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing (which may be by facsimile) to or with the Trustee at its Corporate Trust Office; or

(2) the Company or a Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid or overnight delivery, to the Company or any Guarantor addressed to the attention of the Secretary of the Company or such Guarantor at the address of the Company’s principal office specified in writing to the Trustee by the Company and, until further notice, at 301 Commerce Street, Suite 3300 Fort Worth, Texas 76102, telephone number: (817) 871-4000, Attention: General Counsel.

The Trustee shall have the right, but shall not be required, to rely upon and comply with instructions and directions sent by e-mail, facsimile and other similar unsecured electronic methods by persons believed by the Trustee to be authorized to give instructions and directions on behalf of the Company. The Trustee shall have no duty or obligation to verify or confirm that the person who sent such instructions or directions is, in fact, a person authorized to give instructions or directions on behalf of the Company; and the Trustee shall have no liability for any losses, liabilities, costs or expenses incurred or sustained by the Company or any other Person as a result of such reliance upon or compliance with such instructions or directions. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 1505. Notice to Holders; Waiver.

Where this Indenture provides for notice to Holders of any event, such notice shall be given only to the Depositary, in accordance with its Applicable Procedures as in effect from time to time.

Section 1506. Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1507. Successors and Assigns.

All covenants and agreements in this Indenture by the Company and the Guarantors shall bind their respective successors and assigns, whether so expressed or not. All agreements of the Trustee in this Indenture shall bind its successors and assigns, whether so expressed or not.

Section 1508. Separability Clause.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1509. Benefits of Indenture.

Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1510. Governing Law.

This Indenture, the Securities and the Guarantees shall be governed by, and construed in accordance with, the law of the State of New York, without regard to principles of conflicts of law.

Section 1511. Securities in a Foreign Currency.

Unless otherwise specified in a Company Resolution, a supplemental indenture hereto or an Officer’s Certificate delivered pursuant to Section 201 of this Indenture with respect to a particular Series of Securities, whenever for purposes of this Indenture any action may be taken by the Holders of a specified percentage in aggregate principal amount of Securities of all Series or all Series affected by a particular action at the time outstanding and, at such time, there are outstanding Securities of any Series which are denominated in a coin or currency other than Dollars, then the principal amount of Securities of such Series which shall be deemed to be outstanding for the purpose of taking such action shall be that amount of Dollars that could be obtained for such amount at the Market Exchange Rate at such time. For purposes of this Section 1511, “Market Exchange Rate” shall mean the noon Dollar buying rate in New York City for cable transfers of that currency as published by the Federal Reserve Bank of New York. If such Market Exchange Rate is not available for any reason with respect to such currency, the Trustee shall use, in its sole discretion and without liability on its part, the most recent rate published. The provisions of this paragraph shall apply in determining the equivalent principal amount in respect of Securities of a series denominated in currency other than Dollars in connection with any action taken by Holders of Securities pursuant to the terms of this Indenture. All decisions and determinations of the Trustee regarding the Market Exchange Rate or any alternative determination provided for in the preceding paragraph shall be in its sole discretion and shall, in the absence of manifest error, be conclusive to the extent permitted by law for all purposes and irrevocably binding upon the Company and all Holders.

Section 1512. Judgment Currency.

The Company agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the principal of or interest or other amount on the Securities of any series (the “Required Currency”) into a currency in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the day on which final unappealable judgment is entered, unless such day is not a Business Day, then, the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the Business Day preceding the day on which final unappealable judgment is entered and (b) its obligations under this Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, any recovery pursuant to any judgment (whether or not entered in accordance with subsection (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable, and (iii) shall not be affected by judgment being obtained for any other sum due under this Indenture.

Section 1513. Legal Holidays.

In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security, or any date on which a Holder has the right to convert such Holder’s Security, shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Securities, other than a provision of any Security which specifically states that such provision shall apply in lieu of this Section 1513) payment of principal and premium, if any, or interest, or the Redemption Price or conversion of such Security, need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, or on such conversion date. In the case, however, of Securities of a series bearing interest at a floating rate, if any Interest Payment Date (other than the Redemption Date or Stated Maturity) would otherwise be a date that is not a Business Day, then the Interest Payment Date shall be postponed to the following date which is a Business Day, unless that Business Day falls in the next succeeding calendar month, in which case the Interest Payment Date will be the immediately preceding Business Day. No interest shall accrue for the period from and after any such Interest Payment Date, Redemption Date, Stated Maturity or conversion date, as the case may be, to the date of such payment.

Section 1514. No Recourse Against Others.

A director, partner, officer, employee, member, manager or stockholder as such of the Company or any Guarantor shall not have any liability for any obligations of the Company under the Securities, the Guarantees or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

Section 1515. WAIVER OF JURY TRIAL.

EACH OF THE COMPANY, THE GUARANTORS, THE TRUSTEE AND THE HOLDERS, BY THEIR ACCEPTANCE OF THE SECURITIES, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING AS AMONG THE COMPANY, THE GUARANTORS AND THE TRUSTEE ONLY ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE GUARANTEES.

Section 1516. U.S.A. Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

Section 1517. Execution in Counterparts.

This Indenture may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture and signature pages for all purposes. An electronic signature shall be of the same legal effect, validity and enforceability as a manually executed signature.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed and attested, all as of the day and year first above written.

TPG Operating Group II, L.P.,
a Delaware limited partnership, as Issuer

By: TPG Holdings II-A, LLC, its general partner

By:	/s/ Martin Davidson
Name: Martin Davidson
Title: Chief Accounting Officer of the General Partner

TPG Inc.,
a Delaware corporation, as Parent Guarantor

By:	/s/ Martin Davidson
Name: Martin Davidson
Title: Chief Accounting Officer

TPG Operating Group I, L.P.,
a Delaware limited partnership, as Guarantor

By: TPG Holdings I-A, LLC, its general partner

By:	/s/ Martin Davidson
Name: Martin Davidson
Title: Chief Accounting Officer of the General Partner

TPG Operating Group III, L.P.,
a Delaware limited partnership, as Guarantor

By: TPG Holdings III-A, L.P., its general partner

By: TPG Holdings III-A, LLC, as general partner of TPG Holdings III-A, L.P.

By:	/s/ Martin Davidson
Name: Martin Davidson
Title: Chief Accounting Officer of the General Partner

TPG Holdings II Sub, L.P.,
a Delaware limited partnership, as Guarantor

By: TPG Operating Group II, L.P., its general partner

By: TPG Holdings II-A, LLC, as general partner of TPG Operating Group II, L.P.

By:	/s/ Martin Davidson
Name: Martin Davidson
Title: Chief Accounting Officer of the General Partner

U.S. Bank Trust Company, National Association, as Trustee

By:	/s/ James W. Hall
Name: James W. Hall
Title: Vice President

Schedule I

GUARANTORS

TPG Inc.

TPG Operating Group I, L.P.

TPG Operating Group III, L.P.

TPG Holdings II Sub, L.P.

Schedule I-1